                                                                    EXHIBIT 99.7


                    SELF CONTAINED APPRAISAL REPORT OF THE
                             CURRENT MARKET VALUE

                                      OF



                              BRANDYWINE VILLAGE
                       277 +/- Acres of Unimproved Land
                    Tax Map 154, Parcels 24, 25, 66 and 69
                          Eleventh Election District
                            Prince George's County
                          Brandywine, Maryland 20613



                                 Valued as of


                                 June 9, 1997



                                 Appraised for



                         Mr. Edwin L. Kelly, President
                Interstate General Company Limited Partnership
                         222 Smallwood Village Center
                            Waldorf, Maryland 20602



                                 Appraised by



                            Isabelle Gatewood, MAI
                                      and
                      John D Massey, Associate Appraiser

                            Gatewood Company, Inc.
                                  P.O. Box 56
                          (2C Industrial Park Drive)
                         Waldorf, Maryland 20604-0056

              [LETTERHEAD OF GATEWOOD COMPANY, INC. APPEARS HERE]



                                                            June 30, 1997


Mr. Edwin L. Kelly, President
Interstate General Company Limited Partnership
222 Smallwood Village Center
Waldorf, Maryland 20602

Re:       Proposed Brandywine Village Site
          277 +/- Acres Between Route 301 and McKendree Road
          Brandywine, Maryland 20613


Dear Mr. Kelly:

At your request, we have inspected the property identified above, and have appraised the market value of the fee simple interest in the real estate. In our opinion, the final estimate of the market value of the unencumbered fee simple interest in the land, "As Is", subject to the cited limiting conditions, as of June 9, 1997, is reported below. This value estimate is based on the assumption that final approvals for the Route 301 Access Road and 234 lots will be obtained within approximately one year from the date of the report, and that development plans for the commercial and residential components will proceed consistent with the outline contained within this report. On this basis, the estimated value is:

           EIGHT MILLION EIGHT HUNDRED EIGHTY FIVE THOUSAND DOLLARS

                                 ($8,885,000)


The attached report details the data gathered and the reasoning underlying this value conclusion. We certify that this is our personal, unbiased professional opinion, and that we have neither present nor contemplated financial interest in the appraised property. No one other than the undersigned has prepared the analyses, conclusions or opinions set forth in this letter or in the accompanying report. The appraisal, this letter and the appraisal report have been prepared in conformance with, and are subject to, the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation.

                                   Respectfully,

                                   /s/ Isabelle Gatewood
                                   Isabelle Gatewood, MAI
                                   Md. Certified General Appraiser #158


                                   /s/ John D. Massey
                                   John D. Massey, Associate Appraiser
                                   Md. Certified General Appraiser #4468

CONTENTS
--------
QUALIFICATIONS OF THE APPRAISERS                                1

EXECUTIVE SUMMARY                                               3

IDENTIFICATION OF THE PROPERTY                                  4

   Taxes and Assessments                                        4

PURPOSE OF THE APPRAISAL                                        4

FUNCTION OF THE APPRAISAL                                       4

   Tax Map Location                                             5

SCOPE OF THE APPRAISAL                                          6

DEFINITION OF MARKET VALUE                                      7

LIMITING ASSUMPTIONS                                            8

ECONOMIC BACKGROUND                                             9

   Area Data                                                    9
      Regional Location Map                                    12

   Prince George's County                                      13
      Location Map                                             16

   Neighborhood Description                                    17
     Neighborhood Map                                          21
     Proposed Road Network Map                                 22

DESCRIPTION OF THE LAND                                        23

   Preliminary Road Plan                                       29
   Preliminary Plan for 65 Acres                               30
   Photographs of the Appraised Site                           31

ZONING                                                         36

   Zoning Map                                                  40
   Zoning Overlay                                              41

HIGHEST AND BEST USE                                           42

VALUATION                                                       47

     Component 1: 8.53 Acres/Commercial                         48
        Comparable Sales Map                                    56

     Component 2: 64.74 Acres/234 Lot Approvals                 57
        Comparable Sales Map                                    64

     Component 3: 7.87 Acres/LAC                                65
        Comparable Sales Map                                    74

     Component 4: 149 Acres/RM Acreage                          75
        Comparable Sales Map                                    82

     Component 5: Office Light Industrial                       83
        Comparable Sales Map                                    91

     Comparable Sales Map (sales 1-21)                          92

     Correlation and Conclusion of Value                        93

CERTIFICATION                                                   96

QUALIFICATIONS:   ISABELLE GATEWOOD
-----------------------------------

EDUCATION:
----------

Bachelor of Arts, Stephen F. Austin University; AIREA Courses I (Appraisal Theory), IB (Capitalization Theory and Techniques), II (Appraisal
Practice), IV (Condemnation), and VI (Investment Analysis); Various Professional Seminars. The Appraisal Institute conducts a voluntary program of continuing education; I am certified under this program.

EXPERIENCE:
-----------

Principal, The Gatewood Company, Inc., 1980-Present; Appraiser, ABS Associates, 1977-1979; Associate Appraiser, Reynolds & Reynolds, Inc., 1974-1977; Associate Appraiser, Eugene Shaw, MAI, 1973-1974; Associate Appraiser, Beers Brothers, 1969-1970, 1972-1973; Independent Fee Appraiser, 1970-1972.

QUALIFIED EXPERT WITNESS:
-------------------------

Circuit Courts of Berkeley County, West Virginia, Alexandria, Virginia and Calvert, Charles, St. Mary's and Prince George's Counties, Maryland; Boards of Property Review, Prince George's, Calvert, Charles and St. Mary's Counties, Maryland; U.S. Bankruptcy Court.

PARTIAL LIST OF CLIENTS:
------------------------

Government Agencies, including the Alexandria Redevelopment and Housing Authority, Calvert County Commissioners, Charles County Commissioners, City of College Park, Federal Aviation Administration, Federal Deposit Insurance Commission, Maryland Department of General Services, Maryland-National Capital Park and Planning Commission, Maryland State Highway Administration, Prince George's County Economic Development Committee, Resolution Trust Corporation, St. Mary's County Government, TriCounty Community Development Corporation, United States Department of Justice, U.S. Park Service, Veterans Administration, and the Washington Suburban Sanitary Commission;

Financial Institutions, including AMRESCO, Annapolis Federal Savings Bank, Bank of California, Bank of Southern Maryland, Citizens Bank of Maryland, Citizens Bank of Washington, DC, Citizens Savings Bank, Columbia First Federal Bank, Continental Federal Savings Bank, County First Bank, Crestar Bank, First Union National Bank, FWB Bank, Home Federal Savings Bank, Key Federal Savings Bank, Maryland Federal Savings and Loan, Maryland National Bank, NationsBank, The Riggs National Bank, Second National Federal Savings Association, Signet Bank, Southern Financial FSB, Tri-County Federal Savings Bank, Washington Federal Savings Bank, Westview Federal Savings Bank and York Federal Savings Bank;

Corporations, including the Potomac Electric Power Company, U S Steel, Washington Homes, and Westinghouse;

Attorneys, Developers and Other Individuals.

TYPES OF APPRAISALS:
--------------------

Office Buildings, Warehouses, Restaurants, Shopping Centers, Marinas and Other Commercial and Industrial Properties, Motels and Other Transient Accommodations, Apartments and Condominiums, Residential Subdivisions, Houses, Farms, Special Use Properties, Properties with Historic Significance, Eminent Domain, Urban Renewal Acquisition and Re-Use, Easements and Partial Interests.

MEMBERSHIP:
-----------

Appraisal Institute (MAI No. 5802), (Society of Real Estate Appraisers Chapter 29 President 1986-1987), International Right of Way Association, Southern Maryland and Prince George's County Associations of Realtors, Maryland Real Estate Broker, License #36889.

CERTIFICATIONS:
---------------

State of Maryland Certified General Real Estate Appraiser #158

Gatewood Company, Inc. is a Minority Woman Owned Business as certified by the State of Maryland Department of Transportation.

QUALIFICATIONS:  John D. Massey
---------------



EDUCATION:
----------

Bachelor of Arts, Centre College, Danville, Kentucky 1973. Appraisal Institute
Courses: 1A-1 (Real Estate Appraisal Principles); 1A-2 (Real Estate Appraisal Procedures); 1B-A (Capitalization Theory and Techniques, Part A); 1B-B (Capitalization Theory and Techniques, Part B); Course 6 (Computer Assisted Investment Analysis); Standards of Professional Practice Part A, and Part B. Appraisal Institute Seminars: Subdivision Analysis; Appraising Troubled Properties. Realtors Land Institute Seminar: Chesapeake Bay Critical Area Laws and Regulations; McKissock Data Systems Courses: Theoretical Foundations of Regression Analysis; Practical Applications of Regression Analysis; Introduction to Environmental Considerations.


EXPERIENCE:
-----------

Associate Appraiser, The Gatewood Company, 1987-Present; Residential and Historic Property Renovation, Cincinnati Ohio, 1974-1987


TYPES OF APPRAISALS:
--------------------

Vacant Land, Rights-of-Way, Historic Properties, Subdivisions, Commercial and Industrial Properties, Shopping Centers, Office Buildings, Condominiums, Automotive Service Centers


CERTIFICATIONS:
---------------

State of Maryland Certified General Real Estate Appraiser #4468

Gatewood Company, Inc. is a Minority Woman Owned Business as certified by the State of Maryland Department of Transportation

EXECUTIVE SUMMARY
-----------------

Property and Location:             Brandywine Village
                                   277 +/- Acres of Unimproved Land
                                   Between Route 301 and McKendree Road
                                   Brandywine, Maryland 20613

Tax Map Identification:            Tax Map 154, Parcels 24, 25, 66 and 69
                                   Eleventh Election District
                                   Prince George's County

Ownership:                         Brandywine Investment Associates, LP

Census Tract:                      8010.01

Interest Appraised:                Unencumbered Fee Simple

Zoning:                            RM, LAC, EIA

Land Area:                         Pcl #  Size
                                   -----  ----

                                   24      92.75 ac (RM, EIA)
                                   25     111.57 ac (RM, EIA, LAC)
                                   66      20.00 ac (RM)
                                   69      52.63 ac (RM)
                                          ------

                                          276.95 ac

Highest and Best Use:              Staged development in accordance with
                                   relevant District Council Resolutions
                                   and documented approvals including
                                   CB-56-DR3-1996

Date of Value:                     June 9, 1997

Date of Report:                    June 30, 1997

Estimate of Market Value:          $8,885,000*


*Assuming that final approvals for the Route 301 Access Road and 234 lots will be obtained within approximately one year from the date of the report, and that development plans for the commercial and residential components will proceed consistent with the outline contained within this report

Estimated Marketing Time:          2 to 3 Years

IDENTIFICATION OF THE PROPERTY
------------------------------

The appraised property is a 277 +/- acre tract of vacant land between U. S. Route 301 and McKendree Road, in Brandywine, Maryland. The land is identified on Prince George's County Tax Map 154 as Parcels 24, 25, 66 and 69. This is in the county's Eleventh Election District.

The land is assessed in the name of Brandywine Investment Associates, Limited Partnership; title was transferred to the current owners by a deed from Mattawoman Associates recorded November 20, 1985 in Deed Book 6219 at page 582. The reported price was $5,400,000, financed with the assumption of an existing deed of trust having an undisclosed balance.

The property is currently being offered for sale. The asking price listed in the Carey-Winston prospectus is $17,900,000.

TAXES AND ASSESSMENTS
---------------------

Properties in Prince George's County are assessed triennially, with the new assessments phased in over three years. The 1996-97 county tax rate, per $100 of assessed value, is $3.446, which is down slightly from $3.458 in FY-1995-96, and $3.472 in FY-1994-95. Taxes are based on a phase in assessment of 40 percent of full cash value. The current reported taxes and assessments are listed below:

                             Full Cash    Assessed   96-97
Acct #    Pcl #    Size      Land Value   Value      Taxes
------    -----    ----      ----------   -----      -----
1161389   24      92.75 ac   $559,120     $223,640   $7,438.27
1187780   25     111.57 ac   $691,200     $276,480   $9,195.72
1161397   66      20.00 ac   $128,920     $ 51,560   $1,714.89
1149764   69      52.63 ac   $344,210     $137 680   $4,579.24
                 ------      --------     --------   ---------

Totals           276.95 ac $1,723,450     $689,360  $22,928.12

According to the Prince George's County Treasury Division, the current taxes have been paid.

PURPOSE OF THE APPRAISAL
------------------------

The purpose of this appraisal is to estimate the market value of the unencumbered fee simple interest in the identified land, as of June 9, 1997.

FUNCTION OF THE APPRAISAL
-------------------------

The function of the appraisal is for an analysis as part of the owner's investment portfolio.

                              [MAP APPEARS HERE]

SCOPE OF THE APPRAISAL
----------------------

In estimating the market value of the appraised property, the following procedures have been followed:

The property has been identified and inspected and the general social, economic, governmental and environmental factors that affect value have been researched. The general economic and background data included in the report is based on information provided by the United States Department of Labor Statistics, the Census Bureau, and the Maryland Department of Economic and Employment Development, and the reported activity related to development of other parcels in the neighborhood.

Information on area planning and the general zoning and regulatory factors affecting the subject was based on an examination of the adopted Subregion V Master Plan, Sectional Map Amendment, and on amendments contained in Council Resolutions CR-17-1993 and CR-60-1993, and the recently enacted CB-56-DR3-1996. Information on specific approvals regarding the subject was obtained from Gail Love and Kathy Winters of the Subdivision Office of the Maryland-National Capital Park and Planning Commission. Files on the subject and nearby properties were reviewed in their office.

Additional information on factors affecting potential development of the subject were discussed with other officials with the Park and Planning Commission including Tom Masog and Doug Thaden with the Transportation Department, Rodney Harrell with Public Facilities regarding school capacity issues, and Wendy Irminger, area planner.

Information on road and utility issues affecting the subject were discussed with Jerry Dougherty with the Department of Public Works, Max Azizi, planner for the area with the State Highway Department, and Elizabeth Forbes with the Water Resources and Planning Department in the Washington Suburban Sanitary Commission.

Information on specific physical characteristics of the property and related cost issues were obtained from plans and specifications submitted by Greenhorne and O'Mara, the firm handling engineering and development issues for the subject, and on conversations with officials with the firm including Arthur Atencio, Gary Rubino, and Jane Egan.

These data constitute the basis of an opinion of the highest and best use of the components of the subject property.

The Sales Comparison Approach is used as the basis for the valuation of the land. County land records, property owners, developers, brokers, government officials, and information updated and maintained in our files over the last 15 years have been used as sources for comparable data. Confirmation data and updated information on the variety of sales considered is shared among the appraisal staff. An analysis has been made of sales of other land planned for comparable development in order to estimate value.

The data gathered has been reconciled into a final estimate of the current "As Is" value based on the aggregate of the prospective and current value estimates after deducting relevant development expense and discounting, when required, for time.

DEFINITION OF MARKET VALUE
--------------------------

As used in this report the term "Market Value" is defined as:

"the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale to buyer under conditions whereby:

1.  Buyer and seller are typically motivated;

2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

3.  A reasonable time is allowed for exposure in the open market;

4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale." *





________________________________________________________________________________
*Title XI, Financial Institutions Reform Recovery and Enforcement Act of
1989 (FIRREA), August 23, 1990, Section 564.4, Appraisal Standards.

LIMITING ASSUMPTIONS AND CONDITIONS
-----------------------------------

The reported value estimate is limited by the following assumptions and contingent conditions.

1) The value estimate assumes that the property will be developed in stages consistent with the outline in the report and in conformity with time requirements set forth in the recent amendments to the zoning ordinance regarding "grandfathering" provisions.

2) We assume no responsibility for matters legal in character, nor do we render any opinion as to title, which is assumed to be marketable. All existing liens, assessments or other encumbrances have been disregarded, and the property is appraised as though free and clear and under responsible ownership and competent management.

3) Information and estimates contained in this report have been obtained from government officials and public records, recognized authorities and other sources considered reliable, but their accuracy is not guaranteed. Opinions expressed in the appraisal report are those of the appraisers.

4) Any sketches, plats, maps or drawings reproduced in this report may show approximate dimensions and may not be to scale. These are included to assist the reader in visualizing the property. Although we have physically inspected the property, we have made no precise survey.

5) It is assumed that the subject property is in full compliance with all federal, state and local environmental regulations unless the lack of compliance is stated, described and considered in the appraisal report.

6) We assume that there are no hidden or unapparent conditions of the property, subsoil or structures, which would render it more or less
valuable.   No responsibility is assumed for such conditions or for
engineering which might be required to discover such factors. The appraisers have not been informed, nor have the appraisers any knowledge of the existence of any environmental or health impediment, which if known, could have a negative impact on the market value of the subject property. The valuation contained herein is not valid if any hazardous items are found in the subject property and not stated within the appraisal report, including but not limited to: Urea-formaldehyde Foam Insulation, Radon Gas, Asbestos Products, Lead or Lead Based Products or Toxic Waste Contaminants.

7) The appraisers are not required to give testimony or appear in court because of having made the appraisal with reference to the property in question unless arrangements have been previously made.

8) Acceptance and/or use of this report by the client constitutes acceptance of all limiting conditions and assumptions set forth herein.

ECONOMIC BACKGROUND
-------------------

AREA DATA
---------

The appraised property is located in the unincorporated area of Brandywine, in southern Prince George's County, about twelve miles southeast of the District of Columbia and approximately one mile north of the Charles County line.

Prince George's County is part of the Washington Metropolitan Statistical Area which also includes the counties of Charles, Calvert, Frederick and Montgomery in Maryland, Arlington, Loudoun, Fairfax and Prince William in
Virginia, and the District of Columbia.   In the 1980s, this was one of the
fastest growing metropolitan areas in the nation and this growth, together with that of the Baltimore area, has steadily created a common market for goods and services. Factors that have contributed to the growth of the area include proximity to the nation's capital, strategic location in the center of the Atlantic seaboard and excellent highways and rail, sea and air transportation.

Jurisdictions surrounding the District of Columbia have traditionally been economically dependent on the Federal Government and its support agencies. A large part of population growth results from importation of workers from other parts of the country to fill jobs.

Federal officials recently decided to consolidate the Baltimore and Washington areas into a single metropolitan statistical area with current population approaching approximately 6.7 million.

Statistics published by the Metropolitan Washington Council of Governments reported 2.48 million jobs in 1990, an increase of about 35 percent in the last decade, and projected increases in the work force of about 49 percent
to 3.7 million by the year 2020.   Federal agencies constitute the region's
largest employer, providing more than 365,000 jobs, exclusive of military personnel. By 1990, more than 215,000 state and local government jobs had increased the nonmilitary government payroll to more than 582,000.

Recent administration policies have reduced the number of new federal employees. While the labor force increased by about 35 percent in the last decade, the federal government's percentage of the total declined from over 22 percent to under 17 percent.

Population throughout the region has increased steadily over the past twenty years, and is forecast to continue to increase. Washington area statistics are summarized below.

------------------------------------------------------------------------------------------------------------------------------------
                                                    WASHINGTON AREA POPULATION
------------------------------------------------------------------------------------------------------------------------------------
                                                                                          Forecast   %Change  %Change   Forecast
                                                          1970        1980       1990      2000      1970-80  1980-90    Change
------------------------------------------------------------------------------------------------------------------------------------
SHSA (Standard Metropolitan Statistical Area):
DISTRICT OF
 COLUMBIA                                               756,668      638,432    606,900   634,000    -15.6%   -4.9%    +4.5%
MARYLAND:
 Calvert County                                          20,682       34,638     51,372        **    +67.5%  +48.3%
 Charles County                                          47,678       72,751    101,154   132,600    +52.6%  +39.0%   +31.1%
 Frederick County                                        84,927      114,792    150,208   203,200    +35.2%  +30.9%   +35.3%
 Montgomery County                                      522,809      579,053    757,027   836,700    +10.8%  +30.7%   +10.5%
 Prince George's County                                 661,719      665,071    829,268   772,400     +O.5%  + 9.7%    +5.9%
VIRGINIA:
 Alexandria                                             110,927      103,217    111,183   125,900     -7.0%  + 7.7%   +13.2%
 Arlington County                                       174,284      152,599    170,936   173,400    -12.4%  +12.0%    +1.4%
 Fairfax City                                            22,727       20,537     19,622    21,000     -9.6%   -4.7%    +7.0%
 Fairfax County                                         454,275      595,754    818,584   954,000    +31.1%  +37.4%   +16.5%
 Falls Church                                            10,772        9,515      9,578    10,800    -11.7%  + 0.7%   +12.8%
 Loudoun County                                          37,150       57,427     86,129   145,700    +54.6%  +50.0%   +69.2%
 Manassas & Manassas Park                                16,008       22,029     34,691    45,100    +37.6%  +57.5%   +30.0%
Prince William  County                                   95,094      144,636    215,686   317,000    +52.1%  +49.1%   +47.0%
Stafford County                                          24,587       40,470     61,236        **    +64.6%  +51.3%
----------------------------------------------------------------------------------------------------------------------------------
SMSA AREA TOTAL                                       3,040,307    3,250,921  3,923,486               +6.9%  +20.7%   +12.9%
----------------------------------------------------------------------------------------------------------------------------------
PROXIMATE COMMUNITIES OUTSIDE SMSA:
Anne Arundel
 County                                                 298,042      370,775    423,941        **    +24.4%  +14.3%
Baltimore City                                                                  786,741   720,100        **  - 8.5%
Baltimore County                                                                370,775   423,941        **  +14.3%
Howard County                                            62,394      118,572    186,131        **            +57.0%
St. Mary's County                                        47,388       59,895     75,062        **    +26.4%  +25.3%
-------------------------------------------------------------------------------
Source: The Census Bureau, as quoted in The Washington Post, October 15, 1988;
          October 25, 1990; and in the Metropolitan Washington Council of
          Governments' "Economic Trends in Metropolitan Washington", August 1991
**   Not included in MWCOG forecast.
--------------------------------------------------------------------------------

The most rapid growth is in outer suburban communities in formerly rural countries. Maryland these include Frederick, Calvert, Howard and nearby Charles Counties. Area population is expected to continue to increase in the 1990's. While the rate of increase attributed to new residents moving to the area from other parts of the United States has slowed, in recent years, this decline has been largely offset by increasing numbers of foreign immigrants.

Washington Metropolitan Area leads the nation in the proportion of professional, executive, managerial and administrative people. Among the colleges and universities in the Washington area are American, George Washington, Georgetown, Catholic and Howard Universities in the District of Columbia, the University of Maryland and Bowie State University in Prince George's County.

The region's road network is constantly expanding to accommodate the growing population. The District of Columbia is surrounded by the Capital Beltway which connects all of the most densely populated suburban districts. The portion of the Beltway traversing Prince George's County, passing about 10 miles north of the subject, carries 1-95, the major interstate highway on the eastern seaboard. The Beltway is crossed by a number of major interstate and arterial highways extending outward from the District to regional and suburban jurisdictions. Among these is Route 5 which runs concurrently with Route 301 on the east side of the subject. Route 301 generally parallels 1-95 about 10 to 15 miles to the west and is the primary alternative to that congested route between Richmond and Baltimore.

Prior to the onset of the economic recession of the early 1990's, the steady increase in jobs and income in the Washington Metropolitan Area led to continuing increases in real estate prices, both for residential and commercial uses. The recession, overbuilding is some sectors, and problems with the banking industry depressed the values of vacant land and suppressed new construction activity in the first half of the decade. A steady, if measured, recovery from these effects has been ongoing for the last 3 to 4 years and is expected to continue for the foreseeable future.

                     [REGIONAL LOCATION MAP APPEARS HERE]

PRINCE GEORGE'S COUNTY
----------------------

Prince George's County adjoins the northeast and southeast sides of the District of Columbia, extending almost 40 miles from north to south and encompassing 488 square miles. Upper Marlboro, about ten miles northeast of Brandywine, is the Seat of county government. The county has a charter form of government and is governed by a 9-member County Council and a County Executive who are elected for 4-year terms.

Major employers in the county include Andrews Air Force Base in Camp Springs, about 8 miles north of the subject; Southern Maryland Hospital in Clinton, 6 miles north; the U.S. Census bureau in Suitland, 11 miles north; Giant Food, the Dart Group and Digital Equipment Company in Landover, 17 miles north; the Goddard Space Flight Center in Greenbelt, and the National Agriculture Research Center of the U.S. Department of Agriculture in Beltsville, all about 23 miles north; the University of Maryland and Amecon Division of Litton Systems in College Park, 24 miles northwest, the Washington Suburban Sanitary Commission in Hyattsville, 20 miles northwest, and United Parcel Service in Laurel, 30 miles north.

In Prince George's County, the Capital Beltway runs concurrently with 1-95 and traverses the county for about 30 miles. During the past two decades, newer suburban communities have developed outside the Beltway, in formerly rural areas, and many new office and industrial parks were developed around Beltway interchanges. Expansion of government agencies intO the suburbs and growth of private contracting firms encouraged a boom in office construction during the 1970's and '80's. County administration efforts to attract national and international business investments furthered this trend. By 1990, new office construction was virtually halted due to the combined effects of the recession and overbuilding during the late 1980's. Steady absorption of vacant space over the past three years has significantly reduced vacancy levels though they have not returned to the formerly low levels of the mid to late 1980's.

The unemployment rate in the county was 4.2 percent in April 1997, down slightly from 4.3 percent in April last year. The average household effective buying income for 1995 was $54,100.

With the exception of the city of Bowie, the most densely populated areas are generally located inside or near the Beltway and include a mixture predominated by older suburbs in unincorporated areas and some incorporated communities. The majority of the incorporated communities are strung along the old corridor framed by Route 1 and the Baltimore-Washington Parkway in the north central part of the county. The largest incorporated community inside the Beltway is College Park, the location of the University of Maryland. The largest incorporated community in the county is Bowie located about 17 miles north of the subject on Route 301. Bowie, Upper Marlboro, about 10 miles north of the subject, and Waldorf in Charles County about a mile to the south, are focal points of outer suburban growth connected by the Route 301 corridor.

According to Census Bureau figures quoted in the Washington Post on February 3, 1995, Prince George's County has a population of 764,053. This represents an increase of about 34,785 over the 1990 census count of 729,268, at a rate of just under 1 percent per year, generally consistent with the 9.7 percent increase recorded between 1980 and 1990. In comparison to the 1980's which showed a steady influx of residents from other parts of the country, foreign immigrants have comprised a higher percentage of population growth, comprising almost a third of the increase since 1990. This growth in population has been accompanied by trends showing a decrease in the average household size.

Although the figures show an overall growth rate of just under 10 percent for the county during the last census period, growth patterns are not consistent countywide.

The population of most communities inside the Beltway was stable or showed only slight increases or declines during the last decade. Many of these communities lost population to outlying areas of Prince George's or to the outer suburbs in adjacent counties, during the last decade. Nevertheless, the potential for population decline caused by this out-migration was offset by the influx of District residents. The District of Columbia was the only major metropolitan area jurisdiction that lost population during the 1980's and 1990's. New residents relocating from the District have moved into all areas of Prince George's County, but most have moved into new residential developments. Over the last 5 years the out migration has roughly equaled the influx of new residents and the birth rate is responsible for much of the population growth.

The highest growth rates in the county were recorded in areas located on major arterial routes outside the Beltway where population increases of between 30 and 60 percent were not uncommon. Outside the Beltway, the southern half of the county is still one of the most sparsely populated areas in close proximity to Washington, due primarily to the fact that until recently there was no public water and sewer available. Expansion of the public water and sewer lines has encouraged denser development in these neighborhoods. The northern half of the county is central to the District of Columbia, Baltimore, Annapolis and the connecting transportation network, and growth is fueled by the proximity to these areas and the steady consolidation of the Baltimore/Washington corridor.

The predominant prices in most of the subdivisions of detached houses outside the Beltway range between $180,000 and $220,000. Areas dominated by this type of development include Largo-Kettering, unincorporated areas of Bowie, and Accokeek in southwestern Prince George's County. Prices ranging between $250,000 and $375,000 are common for homes on large lots in numerous large lot developments in outlying areas throughout the county.

A Washington Post survey dated April, 1993, showed that the lowest priced housing in the County was located in communities inside the Beltway, with the exception of the areas in the vicinity of the University of Maryland. Median prices typically range between $100,000 and $115,000 in these areas which are predominated by free standing homes (both old and new) on smaller lots, and townhouses; many apartment houses are also found in these areas. In communities outside the Beltway containing a mixture of old and new homes, as well as townhouses, median prices generally range between $135,000+/- and $145,000+/-.

Comparisons of various county neighborhoods over the last seven years show that the average house prices have increased more rapidly in the Accokeek/Brandywine area of southern Prince George's County than in other neighborhoods with average prices now the highest in the county. This is attributed to the predominance of new construction in the area, the lack of townhouses, up to now, as a percentage of the housing market, and several "upscale" subdivisions which have been developed in the area.

In summary, the projected rate of growth for both the Washington area and Prince George's County has been generally maintained during the early 1990's, although increasing foreign immigration has offset a decrease in the rate of immigration from other parts of the United States. New residents moving from the District have tended to move into new housing. With a dwindling supply of developable land within commuting distance in other jurisdictions, and the relative affordability of land and housing in Prince George's County, when compared with prices in other jurisdictions surrounding the District of Columbia, continuing increases in the county population can be expected. As these growth trends continue and average household sizes decrease, steady demand for new housing can be anticipated.

                          [LOCATION MAP APPEARS HERE]

NEIGHBORHOOD DESCRIPTION
------------------------

The Brandywine neighborhood is generally bounded by Cedarville Road and McKendree Road to the south and southwest, Piscataway Creek to the north, Gibbons Church Road and North Keys Road to the east, and Springfield and Windbrook Roads to the west. Within these boundaries are several small communities, including "T. B. " clustered around the intersection of U.S. Route 301 and Maryland Routes 5, 373 and 381, about a mile north of the subject. The subject property is about 1 mile north of the Charles County line, where the Waldorf area is among the most rapidly growing communities in the Washington metropolitan area.

Routes 301 and 5 are major commuter and interstate routes. Primary local roads include Route 373, north of the subject, which extends west from the old village of T.B. to Accokeek in southwest Prince George's County about 6 miles to the west. McKendree Road on the west side of the subject connects Routes 301/5, near the county line, with Accokeek Road.

The Brandywine area is part of Subregion V for which a new Master Plan for Land Use and Transportation and a Sectional Map Amendment were adopted in November of 1992. Currently, most of the land in the neighborhood is in open space, agriculture, and residences on relatively large tracts, with some commercial development scattered at intervals along Routes 301 and 381. Some areas in Brandywine have been rezoned for higher residential densities, and some commercial areas were expanded.

The new Master Plan and Sectional Map Amendment set forth numerous changes in the neighborhood road network. These changes are in response to the anticipated increases in residential and commercial development in the coming years. Among the planned roads are the planned Waldorf Bypass beginning at the Route 5/301 intersection, and new and relocated roads to serve residential and commercial industrial development. A planned "Spine Road" will traverse much of the neighborhood on both the east and west sides of the highway. Some of these roads are illustrated on a map at the end of this section of the report. Since state and county funds for road development are still constricted, developers in the neighborhood are encouraged to join "road clubs" to fund these road improvements.

Some nearby projects in planning and development stages are listed below.

Among the industrial projects are "Brandywine Industrial Park", a large tract in the northeast corner of the Route 301/Cedarville Road intersection less that a mile southeast of the subject. About 3 years ago, this parcel was developed with a regional distribution warehouse for a department store (Montgomery Ward). Recent developments in this park include the building of a co-generating electric plant facility. Circuit City is now planninq a new distribution facility.

North of this industrial park, an extension of a planned road north to Route 381 provides access to the 100-acre Brandywine Commerce Center approved for development as 2 lots and 4 parcels. Several other large scale industrial parks located east of Route 301 have also been approved though no construction has begun.

The subject is approved for a large scale residential development with significant commercial and office/light industrial components. These will be described in the following sections.

Among other residential developments are the "Hampton" subdivision, a 189 acre tract located between Routes 301 and 5 about 3 miles north of the subject, which has been approved for a combination of single family detached and attached residential lots. Final plats are nearing approval.

Just west of the subject Rice Mill is a planned development of 460 lots on 400 acres surrounding the Robin Dale Country Club. Planning for this project languished after the recession, but approval extensions have recently been obtained. Some smaller projects are now being developed, like Brandywine Village Clusters, with 33 residential lots on 20+/- acres on Brandywine Road east of Route 301.

The most recent addition to area plans for development, by the Rouse Company, is "Brandywood" an 800+/- acre assemblage located north of the subject tract. This project received initial approval in November of 1996 for 655 single family homes, 924 multi family units, 100,000 square feet of retail, and 105,000 square feet of office space.

Existing commercial development in the neighborhood is generally limited to scattered commercial sites, most of which are older businesses in aging improvements which have served the predominantly rural area for many years, like those in T.B., a mile and a half north. The largest business is Brandywine Auto Parts, covering many acres at the southeast quadrant of Routes 301 and 381 about 2 miles northeast of the subject. Another of the largest businesses is the Atlas Pontiac, a new car dealership just north of the subject.

Proximate Waldorf and St. Charles Communities
---------------------------------------------

The Waldorf/St. Charles communities lie just south of the subject in northern Charles County. Together they comprise one of the most rapidly growing suburban jurisdictions in the metropolitan area.

Waldorf predates St. Charles and had evolved by the 1950's and 60's from an older crossroads community to a "strip city" concentrated on the Route 301 corridor consisting of nightclubs and numerous gambling interests. When gambling became illegal in the early 1970's, the community began a steady transition to a suburban bedroom community. St.Charles was founded in the late 1960's providing the impetus for these changes.

The owners of the subject property acquired about 8,000 acres in 1968 for St. Charles, and developed the planned community. Over the last 30+/-years the community has grown to over 30,000 residents, slightly larger than adjacent Waldorf, with the commercial district anchored by St. Charles Town Center, the newest regional mall in the Maryland suburbs drawing consumers from a 30 to 40 mile radius. St. Charles was developed in stages, in residential villages". Of the three main villages, Smallwood is mostly fully developed, Westlake is more than 60 percent developed, and only Fairway Village, south and east of the Waldorf area remains to be developed.

In the Waldorf/St. Charles area, residential and commercial development continues at a relatively steady pace. Beginning just south of the subject, Route 301 is lined with commercial development along a 6 mile stretch from the county line extending to south of Smallwood Drive near St. Charles Town Center, the new regional mall.

When the mall opened about 7 years ago, commercial development focused on the mall and surrounding areas and existing commercial properties on the Route 301 corridor to the north languished for several years impacted both by the new competition and the recession. The situation turned around about 2 years later when to "big block" retailers, Wal-Mart and Lowes, acquired large sites on Route 301 near Acton Lane about 2-1/4 miles south of the subject, and Pace (now Sam's
Club) developed a tract about 2 miles south of the subject.

These new businesses attracted new consumers to the area generally benefiting other smaller retailers. Over the next five years vacancy levels declined from a high of around 50 percent to 10 percent or less today. The most recent planned development of a large tract is for a "Home Depot" on a 23+/- acre tract they plan to acquire about 3 miles south of the subject.

As commercial development in north Waldorf was re-invigorated over the last 5 years, nearby vacant land west of the Route 301 corridor has become an increasing focus of residential development. In the early to mid 1990's residential development in Waldorf focused on the Route 228 corridor west of Route 301 and in the Dorchester community southwest of the mall in St. Charles. In recent years, development of both townhouse and single family homes has proceeded rapidly on remaining vacant land in the area. Springhaven Woods, Wexford Village, and Acton Village are among the largest of these developments which include many smaller projects.

Residential areas in north Waldorf west of Route 301 are accessed by an aging road network planned to be improved when Western Parkway is built through the area over the next 5 to 10 years or more. While these residential areas are near commercial services nearby on the Route 301 corridor, there is a shortage of some services, such as food markets. The food market closest to the subject is in Festival of Waldorf about 4 miles south on Routes 301 and 228. To the north, the closest food market is in Marlton on Route 301 and Clinton on Route 5, each about 6 1/2 miles north of the subject.

Summary of Local Data
---------------------

In the Brandywine area, while development has historically been slow due to the lack of public sewer, the allocation of part of the capacity of the Mattawoman treatment plant in Charles County has accelerated both planning and development of the area. Demand for new housing in the County continues due to population growth and shrinking household sizes. The relative affordability of housing, in general, in southern Maryland, and proximate services in nearby Waldorf in Charles County is a locational advantage for the subject.

It remains unknown how rapidly the planned residential and commercial development of the neighborhood will proceed, given constraints of the existing neighborhood roads and time and expense required to construct the planned new road network. New and planned segments of the Spine Road through industrial areas east of Route 301 have helped to spur development. Each new segment of this planned road network on both sides of Route 301 is likely to attract development interest since they will enhance access to and viability of a variety of projects. The planned east-west Route 301 Access road through the subject should open up a large area for development both between Route 301 and McKendree Road, as well as west of McKendree Road.

As development pressures continue to spread south on both the Route 301 and Route 5 corridors, the Brandywine area can expect that the pace of residential, industrial, and commercial developments will increase. The benefits of proximity to Waldorf are likely to accelerate the trend.

                        [NEIGHBORHOOD MAP APPEARS HERE]

       [MAP OF PROPOSED ROAD NETWORK IN THE NEIGHBORHOOD APPEARS HERE]

DESCRIPTION OF THE LAND
-----------------------

Size and Shape
--------------

The tract is comprised of an assemblage of 4 parcels containing 277 +/-acres in an irregular geometric configuration. About 2/3 of the acreage lies within Parcels 24 and 25 which comprise most of the eastern half of the tract. This area has a maximum north-south dimension of about 3,200 feet and Route 301 forms the eastern boundary with the highway frontage measuring about 2,000 feet. Parcels 66 and 69 comprise most of the western half of the tract in the smaller shape of a panhandle with a maximum north-south dimension of about 2,000 feet and 1200 feet of frontage on McKendree Road which forms the western boundary. The maximum east-west dimension of the overall tract is about 5,200 feet.

Topographical Features
----------------------

The appraised tract is wooded, with a variety of small to medium sized trees. The terrain is relatively level to lightly rolling with elevations varying from about 195 feet above sea level where a stream crosses the southern boundary on the eastern part of the tract, to a maximum of about 220 feet near the highway frontage. Most of the remainder of the tract varies between 205 and 215 feet above sea level. Three small tributaries of Timothy Branch cross the land in a generally north/south direction, one in the panhandle area and two in the eastern part of the assemblage.

Drainage and Flood Zone Information
-----------------------------------

Community Panel 245208 0100C of the Flood Insurance Rate Map for Prince George's County, revised June 18, 1987, does not show any area within the 100- year flood plain. Information contained within the approved preliminary plans and the zoning approval documents indicate about 15 acres of flood plain bordering the stream crossing the panhandle and approximately 40 acres bordering the streams crossing the eastern part of the tract. Overall drainage patterns are toward the on site streams and the lower elevations to the south.

Soil Conditions
---------------

The preliminary plan shows a variety of soils on the subject site. Except for the low utility Bibb soils located in and near the flood plains, the majority of the soils are rated as having slight to moderate limitations for building and road construction. An exception is the Leonardtown Silt Loam soils in the northeast quadrant covering about 15 percent of the site. This soil type is rated as problematic for building and road construction and will likely require additional engineering and above average construction costs.

Access to the Site
------------------

Although the property is currently marginally accessible from the frontage on Route 301 and McKendree Road, an approved road through the property will provide access to all areas of the property. Preliminary plan approvals show a 60-70 foot right-of-way extending in an east-west direction across the tract from Route 301 to McKendree Road for a distance of about a mile. This planned road and its approved intersection with Route 301 will provide a catalyst for both the commercial and residential development of the appraised tract. According to preliminary cost estimates provided by Greenhorne and 0'Mara, Inc., the estimated cost to extend this road from Route 301 to the panhandle area (about 2/3 of the overall distance) is about $1,030,000, inclusive of engineering fees and contingencies.

Long range plans for the neighborhood include a variety of new and expanded roads. One of these plans is for a north-south road with a 100-foot-wide right-of-way crossing the eastern part of the subject property and adjacent properties north and south. Designated the "Spine Road" on planning documents, it will parallel Route 301 through the Brandywine area on both the east and west sides of the highway. The road will extend to T.B. on the east side and terminate on the relocated Accokeek Road north of the subject on the west side. The Spine Road will connect most area roads.

Other area road plans under consideration include the possible upgrade of existing Route 301 to freeway status and/or a Waldorf Bypass passing north and west of the subject.

A possible Waldorf Bypass is in the planning stages by state officials. Such a bypass might lessen the need for additional improvements to existing Route 301, but extensive community opposition has slowed this project.

Although some state and local officials are now expressing a desire to move forward with plans to make Route 301 a freeway, it is likely to be a long range project. According to Max Azizi, area planner for the state highway department, a normal time line from planning to finished construction is typically a minimum of 7 years and funding has yet to be approved for even the initial planning stage. Barring a "fast track" approach, it is estimated to be 10 years or more before construction could begin, if at all, since it is unknown if this option will continue to be pursued.

If Route 301 is ever upgraded to a freeway, this may change the subject highway access. Planning approvals for the east west road through the subject indicate that the road is to become a cul-de-sac at the Route 301 frontage when or if it becomes a freeway. At that time, the Spine road network is anticipated to be complete providing alternative access to Route 301.

Utilities
---------

A 30-inch water line is located along the Route 301 right-of-way along the eastern boundary of the subject. Sewer lines are located along Timothy Branch about 1/2 mile due south of the subject.

Extension of a new sewer line to the subject property is authorized according to officials with the Washington Suburban Sanitary Commission. The line will fork south of the subject with one line leading northwest to the rear panhandle area and another line leading northeast to the eastern part of the tract. Inclusive of engineering fees and contingencies, the estimated cost to extend the sewer lines to the subject site is about $315,000 for the west line and about $405,000 for the east line according to preliminary cost estimates provided by Greenhorne and O'Mara, Inc.

Improvements and Proposed Developments
--------------------------------------

Other than billboards along the Route 301 frontage, there are no existing improvements on the subject property.

Two developments on the appraised land have received preliminary approval from County Officials. One is for a 64.74 acre parcel located in the "panhandle" at the west end of the tract with frontage on McKendree Road. The other is for the remaining 212 +/- acres. Copies of these plans are included on the following pages.

The 212 acre portion received preliminary approval in February of this year for a 70-foot-wide right of way intersecting with Route 301 midway along the road frontage. The segment of the east-west road through this part of the tract will connect with the western segment previously approved in a preliminary plan for the 64.74 parcel in the western panhandle. Estimated cost, including fees and contingencies, to construct this road between Route 301 and the rear parcel is about $1,030,000.

Although no other additional approvals were sought, at this time, for this portion of the tract, it is approved under the county's Comprehensive Design Zone Guidelines for 4 potential use categories. The majority of the tract, 149 acres, located west of the planned Spine Road is zoned for medium density residential uses. About 16.4 acres located at the southeast corner of the site between the Spine Road and Route 301 south of the planned Access Road is zoned for high density residential uses (7.87 acres) and commercial uses (8.53 acres). The northeast part of the tract between the planned Spine Road and Route 301, just north of the planned Access Road, is zoned for office and light industrial and contains about 46 acres.

A preliminary plan was approved in November of 1994 for 64.74 acres at the west end of the tract. The parcel has about 1,000 feet of frontage on McKendree Road. Approvals were for 64 single family lots and 252 townhouses. The plan has been revised to allow for expanded storm water management areas and other recommended changes from county officials, according to Arthur Atencio, project manager with Greenhorne and O'Mara. The owners have submitted for approval a Specific Design Plan which incorporates these changes. The new design will yield 56 single family lots and 178 townhouse lots.

According to Mr. Atencio, the new plan was submitted on December 20 of last year, allowing the project to be "grandfathered" under existing zoning guidelines, thereby avoiding new zoning requirements which took effect on January 1 of this year. These new requirements would have significantly reduced the townhouse component of the project.

The following general description is based on the preliminary plan immediately preceding the recently submitted plan. It shows wooded wetlands bordering a stream running through the residential area, dividing it into two parts. The stream flows north to south near the west end of the property and the surrounding woods and wetlands are estimated to contain about 15 acres, with
12.35 acres indicated to be within the 100 year flood plain of the stream.

The single family lots are planned for about 15 acres west of the wooded wetlands and east of a narrow woodland buffer along McKendree Road. The lots range in size between 6,200 square feet and 9,500 square feet. The planned townhouses are located east of the wooded wetland area.

Although the planned development is "grandfathered" and exempted from some of the new zoning requirements, it is not exempt from the requirement quoted from page 2 of the summary for the new ordinance (CB-56-DR3) that "...in order to remain 'grandfathered', projects with approved SDP's or DSP's must be issued building permits for at least 10% of the houses included in the Plan within two years, and not more than a six month extension may be granted...".

Sewer lines to serve this planned development will extend from the off site location noted in the Utility section above. Water lines will be extended from the main line on Route 301 along the right of way for the planned east-west road through the subject. This road bed will have to be rough graded before the line can be installed.

Relationship to Neighboring Properties
--------------------------------------

The property is located in a neighborhood in transition from rural and agricultural uses to residential and commercial uses on the west side of Route 301 and industrial uses on the east side of Route 301.

Sewer lines have already been extended to the east side of the highway, two large industrial uses have located in the area and a third is planning to acquire a 25 +/- acre site in the vicinity of the Cedarville/Mckendree Road intersection with Route 301 a mile southeast of the subject. Panda-Brandywine has built a co-generation energy recovery plant on a 30 +/- acre site east north of Cedarville Road and east of Route 301. Montgomery Ward developed a 50-acre site with a 15 acre warehouse at the northeast corner of Route 301 and Cedarville, and Circuit City is planning to acquire the corner site to the south. It is anticipated that this type of industrial development will proceed north along the east side (of Route 301) Spine Road corridor. The new sewer lines and the development of the Spine Road east of Route 301 have facilitated this development.

There has been little development on the west side of Route 301 between T.B. and the Charles County Line. Current development consists of a new car dealership and gasoline station north of the subject and a liquor store and a few small scattered commercial enterprises south of the subject. Construction of the subject access road and extension of sewer lines to the subject should spur development on the west side of the highway.

Two large planned residential developments border the subject. To the north, the Rouse Company is pursing plans for a mixed use development and in late 1996 the planning board recommended approval of approximately 790 acres to be rezoned from RR and RE to the MXC zone proposed for 655 single family homes, 924 multi family dwelling units, 100,000 square feet of retail space, 105,000 square feet of office space, and several acres for fast food and gas stations.

The Robin Dale Country Club just west of the subject on McKendree Road, was part of a planned development known as Rice Mill which received preliminary approval in 1990 for a 400 unit residential development to be built around the existing 18 hole golf course. Last year the plan was approved for a 2-year extension, with the owners citing, in their extension request, that they had "a prospective buyer who is considering upgrade of the golf course to a 'signature series' endorsed by Jack Nicholas". On May 6 of this year, 325 acres of the property was sold to Robin Dale Golf Club LLC, a Staples Corporation, who has acquired several area golf courses in recent years.

South of the subject, on McKendree Road, older residential agricultural uses are predominant. South of the subject on Route 301 are several small businesses, including a liquor store and small motel.

Functional Adequacy of the Site
-------------------------------

The appraised site is well positioned to benefit from the development trends in the area but "up front" costs will be required to maximize this potential and conform to the development time frame set forth in the new zoning regulations.

Prospective residents will benefit from the proximity of commercial and support services. Unlike their neighbors to the south in Waldorf, St. Charles, and points beyond, residents of the subject community commuting to urban employment areas will be able to avoid Waldorf traffic congestion at peak traffic periods.

The commercial area has good visibility on the most heavily traveled section of Route 301 in southern Maryland. There is potential synergy in the relationship of the subject commercial and residential components.

Off-site cost for extension of sewer lines is estimated at about $720,000. These lines will require extension before on site development can proceed for both the residential and commercial components.

Water lines will have to be extended to the panhandle area comprising the rear area of the site before development of the Phase I residential area can begin. These lines will follow the planned road and extension of these lines will require clearing and grading of the road bed prior to their construction.

Approvals for the rear development require that 10 percent of the potential lots be issued building permits within a maximum 2 1/2 year time period beginning in December of last year. To facilitate marketability in this time frame, the planned road will have to be built to the panhandle area. This costs are estimated at about $1,030,000.

Phased development of the road, beginning from the Route 301 frontage, and delaying construction of the western part of the road including the entrance onto McKendree Road should maximize benefits for the subject by deferring some costs and by reserving the initial benefits for the subject. A through road has the potential to significantly enhance other properties and proposed projects which also front on McKendree Road. Phased development helps to insure that the benefits of this road will initially accrue to the subject, and allows for the possibility that some of the development costs could be shared or assumed by a potential buyer or other development interest.

                    [MAP OF PRELIMINARY PLAN APPEARS HERE]

                    [MAP OF PRELIMINARY PLAN APPEARS HERE]

                     VIEWS OF THE SUBJECT FROM ROUTE 301/5


                            [PICTURE APPEARS HERE]







    Looking North Toward the Subject From 301 Intersection With McKendree/ Cedarville Road (Future Spine Road Crossing); Subject at Curve in Distance







                            [PICTURE APPEARS HERE]







            Looking South From Atlas Pontiac North of the Subject,
                         Subject to Right in Distance

                             [PICTURE APEARS HERE]





    From Near the Northern Boundary on Route 301, Looking South Toward the Access Road Entrance Onto Route 301 at Clearing Beyond Blue Sign In Distance







                            [PICTURE APPEARS HERE]






        Looking West From Northbound Route 301 Across Crossover to the East-West Access Road Entrance to the Subject on Southbound Route 301

                            [PICTURE APPEARS HERE]







               From North of the Subject Entrance, Looking South









                            [PICTURE APPEARS HERE]






               From South of the Subject Entrance, Looking North

                   VIEWS OF THE SUBJECT FROM McKENDREE ROAD



                            [PICTURE APPEARS HERE]








                            [PICTURE APPEARS HERE]






               From Mister Road at the North End of the Subject,
                            Looking North and South

                            [PICTURE APPEARS HERE]






       From the Entrance to Robin Dale County Club South of the Subject,
             Looking North Toward the Subject to Right in Distance







                            [PICTURE APPEARS HERE]








               Typical View Along McKendree Road at Rear of Sito

ZONING
------

The appraised site is subject to the Comprehensive Design Zones R-M 5.8 - 7.9 (Medium Density Residential, 5.8 - 7.9 dwelling units per acre), L-A-C-Village Center (Local Activity Center-Village Center), and EIA (Employment and Institutional Area). The Comprehensive Design Zones are intended to "encourage the optional and imaginative utilization of land...in order to: (A) Improve the total environment; (B) Lessen the public costs associated with land development and use; (C) Fulfill the purposes of each individual Comprehensive Design Zone; and (D) Fulfill the recommendations and purposes of the Master Plan in selected areas."*

The stated goals of the R-M (Residential Medium Development) zone include balanced land development, compatibility of land uses including improved overall quality and variety of residential environments, providing amenities and public facilities. The base residential density in this R-M zone is 5.8 dwellings per acre; density increment factors may be granted for land maintained in open space, enhancement of existing natural features, pedestrian system separated from vehicular rights-of-way, recreational development of open space, public facilities, creating activity centers with space provided for quasi-public services, or for incorporating solar access or active/passive solar energy in design. The maximum density is 7.9 units per acre.

The L-A-C zone is designed to "encourage and stimulate balanced land development", with "residential density and building intensity.. dependent on providing public benefit features and related density/intensity ncrement factors [assuring] the compatibility of proposed land uses with existing and proposed surrounding land uses, and existing and proposed public facilities and services [while promoting] the health, safety and welfare of the present and future inhabitants...; and to encourage dwellings integrated with activity centers in a manner which retains the amenities of the residential environment and provides the convenience of proximity to an activity center".**

The base residential density in the L-A-C zoned Neighborhood Center is 10 dwellings per gross residential acre, and the base commercial intensity is 0.2 FAR per gross commercial acre. Additional density is permitted under certain circumstances. These include among others: increases in green area; improved common recreational space, or private open space contiguous to dwelling units; pedestrian system separated from vehicular rights of way, which provides a direct uninterrupted link either between blocks, or between major structures at least 500 feet from each other; public facilities, distinctive streetscape design or furnishings; preserving irreplaceable features such as trees, natural swayles, or historic buildings or incorporating solar access or active/passive solar energy in design. The maximum density is 15 dwellings per acre, and the maximum commercial intensity is 0.64 FAR.

-------------------------------------------------------------------------------

*"The Zoning Ordinance of Prince George's County", page 637.

**"The Zoning Ordinance of Prince George's County", page 647.

Both R-M and L-A-C zones permit dwellings of any type except mobile homes. Also permitted, among other uses, are home occupations, churches, day care centers, nursing or care homes, group homes, schools; cemeteries; parking lots or garages, or loading areas; public utility uses or structures, except for railroad yards, roundhouse car barns, or freight station; floriculture, horticultural, or gardening; golf courses; private ambulance services, libraries, post offices, public buildings and uses, voluntary fire, ambulance or rescue station; temporary use as a carnival, circus, or fair; community buildings; parks, playgrounds, or other outdoor recreational areas; public or quasi-public recreational uses; swimming pools or spa; accessory uses, such as off-street parking; as well as surface mining with a special exception.

In addition, the L-A-C zone permits numerous commercial uses including eating or drinking establishments, gas stations, vehicle repair and service stations, medical practitioners' offices/medical clinics, barber or beauty shops, funeral parlor or undertaker establishments, some repair shops, drug stores, temporary firewood sales, florist shops, video game or tape stores, temporary wayside stores, private clubs or lodges, indoor theaters. Under certain conditions dry cleaning or laundry establishments, book, newspaper or magazine stores, food or beverage stores, hobby shops, photographic supply stores, seafood markets, specialty shops, and general offices will be permitted.

R-M zone also allows private schools and incidental commercial buildings such as delicatessens, barber and beauty shops, and small convenience food and beverage stores.

The EIA (Employment and Institutional Area) zone is intended to provide a mix of employment, institutional, retail, and office uses in a manner which will retain the dominant employment and institutional character of the area..." * through a planned development consistent with the Master Plan and which will benefit the public and be compatible with surrounding areas. Twenty percent of the net lot area is required to be maintained in open space.

Most light industrial uses are allowed. Many office uses are allowed. Retail uses are limited to "convenience" establishments intended primarily to serve "other uses (and employees) in the area" * *,and some office uses (administrative offices, banks, lending institutions) are similarly restricted. Most institutional and public uses are also allowed so long as they are conforming with the overall design. Some uses allowed in the zone are restricted in the council resolution approving the ElA zone for the subject, such as distribution centers.

Among the specific uses which are unconditionally permitted on the subject site are brewery or distillery, industrial metal, waste, rag, glass, or paper salvage operation, laboratory - experimental testing or film, maintenance or service yard, printing and lithographic shop, research facility, church, day care center, nursing home, library, post office, voluntary fire, ambulance or rescue station, museum, art gallery, park, playground, hotel or motel.

-------------------------------------------------------------------------------
*Section 27-499 (a) (4), page 653, Prince George's County Code, Subtitle 27

**Page 700 Prince George's County Code

Specific Provisions of Subject Zoning Approvals
-----------------------------------------------

Under the provisions of the approved Comprehensive Design Zone for the property are general approvals for the following (Note that approvals for the rear 65
    -------
+/- acres are based on the January 1993 approval for Comprehensive Design Plan 9202 (CDP 9202) and for the remaining 212 +/- acres approvals are based on the Zoning Map Amendment #A-9878 approved on September 7, 1993, CR-60-1993).

These preliminary approvals and density allowances are listed below. Note that final approvals for the rear 64.74 acres was less than that indicated by the document.

A-9878

EIA Zone (46 Acres, Part of Parcels 24, 25)
--------
Approved for development: 320,601 square feet

R-M Zone (149 acres, Parcel 66, Part of Parcels 24, 25):
--------
      Gross Area:                  149 Acres
      Less 1/2 Flood Plain:        20 Acres
      Net Area:                    129 Acres
      Base Density (5.8 du/ac)     748 Dwelling Units
      Maximum Density (7.9 du/ac): 1,019 Dwelling Units

LAC (Village Center) Zone (16.4 acres, Part of Parcel 25):
-------------------------

      Residential Acreage:         7.87 Acres
      Base Density (10 du/ac)      78 Dwelling Units
      Maximum Density (15 du/ac):  118 Dwelling Units

      Commercial Acreage:          8.53 Acres
      Base Intensity (.2 FAR)      74,313 square feet
      Maximum Intensity (.31 FAR): 115,000 square feet

CDP 9202

R-M Zone (64.74 acres, Parcel 69, Part of Parcel 25):
--------
      Density(4.88 du/ac): 316 Dwelling Units(final approvals: 234 units,3.61 du/ac)


The most recent plan for the 64.74 acres included in the RM zone is for 234 units - 56 single family homes and 178 townhouses. According to Art Atencio with Greenhorne and O'Mara, this reduction in density is in response to the regulatory authorities mandate to move storm water management facilities away from flood zone and wetland areas. This impacted residential areas and reduced unit yield.

The fact that the final density was less than originally approved is an indication that final approvals of overall density could easily be less than originally approved.

New Zoning Ordinance Amendments
-------------------------------

On November 12, 1996, the County Council enacted a new ordinance pertaining to the design and development of townhouses. Among other issues, the regulations increased minimum lot sizes and dwelling dimensions, reduced maximum groupings of townhouses from 8 to 6, and lowered the allowable percentage of townhouses in Comprehensive Design Zones. The latter regulation affects the subject RM (maximum 30 percent townhouses) and LAC zones (maximum 40 percent townhouses).

This new ordinance will impact the 149 acre RM portion of the tract and the residential portion of the LAC zone. It is believed that some revision may be applied to the LAC zone since this zone was intended for high density residential development on relativelY small tracts of and. The ordinance will likely result in a reduction in density for the RM zone.

The 64.74 acre parcel was grandfathered" under the old zoning guidelines since the revised plan was submitted as a Specific Design Plan on December 20, 1996 according to Art Atencio with Greenhorne and O'Mara. This parcel will be subject to the new regulation requiring that 10 percent of the planned dwelling units receive building permits within a maximum 2 1/2 year period if the parcel is to retain its "grandfathered" status. This will require that the engineering and development plans be put on a relatively "fast track" in order maintain current approvals.

                           [ZONING MAP APPEARS HERE]

         [MAP OF ZONING OVERLAY ON PRELIMINARY ROAD PLAN APPEARS HERE]

HIGHEST AND BEST USE
--------------------

"Highest and Best Use" is defined:

   The use, from among reasonably probable and legal alternative uses, found to be physically possible, appropriately supported, financially feasible, and that results in the highest present land value.*

LEGALLY PERMISSIBLE

The property is zoned for a variety of uses which are summarized in the previous section. The zoning and permitting process has the effect of dividing the property into 5 components: (1) 8.53 acres commercial (LAC); (2) 64.74 acres medium density residential (RM) approved for development with 234 lots (178 townhouses and 56 single family homes); (3) 7.87 acres high density residential
(LAC); (4) 149 acres medium density residential with initial concept planning
(RM); and (5) 46 acres office/institutional/light industrial (EIA).

Recent changes in the zoning regulations have created some uncertainty as to the allowable densities in the high density (3) component. It is believed that these uncertainties will be addressed by county officials within the near term. Overall effects of the ordinance are likely to result in some reduction in density since townhouses as a percentage of the total number of dwelling units has been significantly reduced in favor of single family homes. Under the new ordinance, townhouses can now comprise no more than 30 percent of dwelling units in the RM zone.

The 64.74 acre parcel at the rear of the site has been approved for development under guidelines that preceded the new ordinance revisions. The parcel qualified for the "grandfather" clause in the ordinance when the Specific Design Plan was submitted on December 20 of last year, 10 days prior to the December 30 deadline, according to Arthur Atencio with Greenhorne and O'Mara. In order to remain grandfathered, 10 percent of the proposed lots must be issued building permits within 2 years and only a 6 month extension will be allowed. Unless there is a change in policy, this creates a mid 1999 deadline.

The remaining 212 +/- acres received preliminary approval in February of this year for a 70-foot-wide right-of-way extending between Route 301 and the rear
64.74 acre parcel.

The various approvals require that the developers fund off-site improvements to McKendree Road and participate in offsite road improvement costs to the larger neighborhood infrastructure through the area "road club" with fees of about $1,300 per unit to be paid when each building permit is issued.

-----------------------------------------------------------------------------
*The Appraisal of Real Estate, Page 280, Tenth Edition, Appraisal Institute of
 ----------------------------
Real Estate Appraisers

School "surcharge" fees will be assessed consistent with those charges countywide. Concerns that long range development may be negatively impacted by school capacity issues should not significantly impact the subject. County council is discussing additional impact fees for school districts where capacity exceeds 100 percent in the 2001 projections, and a "no build" policy where capacity is projected to exceed 120 percent. According to Rodney Harrell with the Public Facilities Department with the park and planning commission. Of the three schools in the subject district, only Gwynn Park High School is projected to be over 100 percent in 2001, at 105 percent, although still well below the 120 percent capacity threshold. Gwynn Park Middle and Brandywine Elementary are projected to be significantly below 1O0 percent at that time.

The EIA zoned acreage is subject to additional restrictions in the amendments detailing the zoning approvals. The most significant of these restrictions prohibits warehouse distribution uses.

PHYSICALLY POSSIBLE

The appraised property consists of 277 +/- acres of raw land currently with no internal roads or utility infrastructure. It has extensive frontage on a heavily traveled section of Route 5/301 which serves as both a commuter route into the District of Columbia and as an alternative route between Richmond and Baltimore to the heavily traveled 1-95. The commercial and office/light industrial components are located along the highway, and the high density residential component borders the commercial land. On the west side of these components, the proposed Spine Road will run north-south through the property, with remaining residential areas west of the Spine Road. The 651 acre parcel now planned for development is located at the rear of the site in the "panhandle" area with frontage on McKendree Road.

The property is located just north of the Waldorf area which provides a large variety of shopping and support services. Prospective residents on the subject site will have access to these amenities without the requirement of commuting through Waldorf's congested roads at peak traffic hours.

McKendree Road, at the rear of the site is a county maintained road providing access to rural residential areas and the Robin Dale Country Club 18 hole golf course located just west of the subject.

The terrain is average for the area and suitable to support a variety of uses for residential or commercial/industrial uses. Several streams cross the property and about 50 acres of the site are located within the flood plain along these streams.

The area most impacted by the flood plain/wetlands is the 46 acre office/light industrial (EIA) component which is divided into two parts along its length by an estimated 15 +/- acres of flood plain. Of the remaining acreage, about 10 +/- acres is located in a narrow band along the highway with several east-west streams, and about 20 +/- acres is located along the Spine Road to the west. The residential acreage in the LAC zone is also affected but it is assumed the dwelling units can be clustered away from sensitive areas.

A 30-inch water line borders the eastern boundary along Route 301. Sewer lines are located about 1/2 mile south of the subject and will require extension prior to development.

A 64.74 acre portion of the tract located at the rear of the site is planned for the first phase of residential development and will require utility extension and construction of the road to provide access from Route 301.

FEASIBLE USES:

For many years the Brandywine area retained its rural character even as areas to the north and south were steadily developing. This was largely due to lack of sewer and adequate road infrastructure. Sewer lines began to extend into the area about 7 years ago and the master plan adopted in 1992 proposed a new road infrastructure to manage growth better. Since that time, the area has become a focus for proposed development.

On the east side of Route 301 several large tracts have been or are being acquired for large industrial users at prices reflecting the upper end of the market. This type of development is expected to continue. On the west side of Route 301, residential and commercial uses are envisioned by county planners, and several large scale development plans are proceeding. The subject tract has an advantage in that it is further along in the planning process than other similar properties in the area.

Although population growth in Prince George's County has remained at about 1 percent per year over the past decade, household sizes have been shrinking. In addition, the cost of new housing in the south part of the county, like most all of southern Maryland, remains relatively affordable in comparison with most other metropolitan area jurisdictions. The majority of new residents acquire new housing. Together these trends combine to fuel continued demand for new housing. Growth in the nearby Waldorf area has continued at a steady pace for many years, but roads in the community continue to become more congested as commuters and interstate traffic on Route 301 continue to increase. The Brandywine area offers proximity to the many commercial and support services in Waldorf without the requirement to travel the roads daily at peak traffic periods.

Public schools in the Brandywine area have a good reputation within the county system, and are projected to remain below capacity guidelines for at least the next 5 years. Gwynn Park High School has a magnet program and attracts students from a wide area.

The appraised property consists of several large components and is suitable for a phased development extending over a number of years. This type of phased development has been common in the St. Charles area of Waldorf where the developer would provide the large scale roads and infrastructure and sell both the residential and commercial components to builders who would themselves fund the smaller roads and infrastructure. There is a successful track record of over 20 years for this type of development.

Approvals for the rear parcel mandate that the development process be put on a fast track so that the approvals for the existing development plan remain in force. In order to market the approved lots quickly, it will be necessary to build the Route 301 Access Road to the rear parcel. Off-site sewer lines will also require extension to the subject. These costs are estimated at $1,750,000. Plans to begin development at the west end of the site with an access on McKendree Road are likely to result in a slower sale rate than if the lots can be directly accessed from Route 301, and unless marketing and development are expedited it may be difficult to obtain building permits on 10 percent of the lots by the deadline. The sale rate would be much faster with direct access to Route 301.

Delaying development of the McKendree Road entrance, in particular, and of the west end of the parcel, more generally, could defer some on and offsite costs until a later date, offsetting some of the expense of the Route 301 access road. In addition, this delay will insure that the subject is the primary beneficiary of the Route 301 Access Road during the beginning phases of the project, and it enhances the possibility that there could be some sharing of the offsite costs for McKendree Road, should, for example, plans for Rice Mill and/or other properties proceed to the development stage.

Since the EIA acreage can not be used for distribution warehouses, it is unlikely that a single user could soon be found to acquire the acreage, although a single buyer might be found to acquire the raw acreage and hold speculatively for future uses. As the road network and residential and commercial components of the property develop, it becomes more feasible to develop the EIA component with allowable uses such as office, light industrial, R & D, some related retail/service or restaurant uses, institutional uses or as a church site, or as a possible hotel/motel site at some future date. These different allowable uses and their differing acreage requirements, as well as the terrain problems of this component, make it likely that more than one of these uses will eventually be suitable for this component. This is expected to be the last component to be developed, which will defer some major development expenses, and in the interim, the specific highest and best use(s) for the property is expected to become more clear.

MAXIMALLY PRODUCTIVE:

The highest and best use for the subject is to proceed from the planning to the development/marketing stages in the following order:

PHASE I:
-------

Finalize planning documents for the Route 301 Access Road to the lots on the 65 +/- acre rear parcel. It is estimated that the final stage of the approval process can be reached within about a year. Erect signage on Route 301 advertising both the commercial site and the approved residential lots. Market and/or plan development of the commercial site for/with a shopping center anchored with a food market. As soon as possible begin road construction and extend off-site sewer lines. It is estimated these costs will be spread out over two years. A buyer might also be found for the raw EIA acreage, though specific development plans are more likely at a future date.

PHASE II:
--------

Begin construction of the road and extend water lines to the western parcel, and sewer lines to the front and rear of the site. Finalize sale and/or plans for the commercial site and begin construction as soon as possible. Market the residential lots to a single buyer or several builders, with on-site infrastructure provided by the buyer.

Market the commercial site for a chain food/drug store to serve the neighborhood.

Plan for at least 24 lots to have been issued building permits before mid 1999. Delay construction of the western segment of the road including the McKendree Road entrance until the market for the subject lots is clearly established or a potential buyer or other interested party is found who will assume all or part of this additional McKendree road and infrastructure cost.

A through road has the potential to significantly enhance other properties and proposed projects which also front on McKendree Road. Phased development helps to insure that the benefits of this road will initially accrue to the subject, and allows for the possibility that at least some of the development costs could be shared or assumed by others.

PHASE III: As the above developments proceed, continue with engineering and
---------
design of the medium and high density residential components in order to facilitate marketing and/or development of the acreage within 2 to 4 years. The market, in recent years, has demonstrated that most buyers delay settlement until initial planning is approved or at least a clear indication of density is known. Within 2 to 4 years, it can be anticipated that much of the remaining residential acreage can be well along in the planning and approval process.

PHASE IV:
--------

Delay development of the north-south Spine Road until the initial phases of the overall project are underway and the potential market for the EIA land is enhanced. As the early phases of development and road construction proceed the EIA zoned acreage becomes a more likely location for the allowable uses. This will allow for the possibility that some of the road development costs could be assumed by one or more buyers. Anticipate that the climate for marketability of the bulk of this acreage is likely to be significantly improved in 3 to 5 years.

VALUATION
---------

The appraised property consists of 277 +/- acres of land with five land components: (1) 8.53 acres commercial (LAC); (2) 64.74 acres medium density residential (RM) approved for development with 234 lots (178 townhouses and 56 single family homes); (3) 7.87 acres high density residential (LAC); (4) 149 acres medium density residential with initial concept planning (RM); and (5) 46 acres office/institutional/light industrial (EIA).

Each of these tracts is valued separately by comparison with sales of similar properties in Prince George's and proximate areas of Charles County. The estimated value of the components is based on both prospective and current value estimates.

The value estimate of Components (1) through (4) are prospective value estimates based on the estimated time required to achieve required planning and infrastructure status. These value estimates assume that the most basic "large scale" infrastructure is in place with all utilities extended to the site and the east- west Route 301 Access Road built between Route 301 and the rear "panhandle" area comprising the approved lots.

The estimated value of Component (5) is a current estimate of the "raw" land value and assumes the required construction infrastructure will be deferred until development is approved.

The valuation concludes with an estimate of the aggregate value of the components "as is", discounted for the estimated time required to achieve necessary planning and infrastructure status of the components, with a deduction made for the estimated cost to provide the basic infrastructure.

COMPONENT (1): VALUE OF THE 8.53 ACRE COMMERCIAL COMPONENT
----------------------------------------------------------

In estimating the value of the commercial component, consideration is given to sales of similarly oriented properties in comparable areas of Prince George's and Charles Counties. Although older, Sale 2 is the most recent sale of a tract
                                      ------
developed with a food market in the Waldorf area, and Sale 5 is the most recent
                                                      ------
sale of a large corner tract nearby on the Route 301 corridor. Not included for comparison is a June 1996 sale of about 3.6 acres on Route 301 south of the subject. This latter sale had no corner orientation, much inferior terrain, and was acquired for assemblage with an existing car delearship.

The sales selected for comparison are listed below.

Sale #     Location                      Deed Date        Grantor/               Area           Price
County     Tax Map ID                    Deed Ref.        Grantee                Zoning         $/sf
------     ----------                    ---------        -------                ------         ----
 1         St. Charles Towne Center      07-12-95         St. Charles Assoc/     PUD          $3,380,250
CH         TM 14 Pot H                   2108/245         Dayton Hudson Corp     9.70 ac          ($7.99)

 2         Rt. 925, S. of Rt. 5          03-11-93         Md. Bank & Trust/      CB             $800,000
CH         TM 15, Pot 8                  1759/557         Food Lion              3.37 ac          ($5.45)

 3         Rt 301 & Garner               Current          Confidential/          23.00ac      $7,514,100
CH         TM 8 Pots 224, 227,228        Contract         Home Depot             CC               ($7.50)

 4         Mitcheltville Road            08-26-96         Faison Bowie/          9.625ac      $4,006,000
PG         TM 55 Plat 123067             10971/499        Kohl's Dept Store      CM               ($9.55)

 5         Rt 301 & Holly Tree Ln        05-07-92         Xolar Corp/            12.219ac    $54,000,000
CH         TM 8 Pot 684                  1653/11          Lowe's                 C2               ($7.52)

 6         9640 Lottsford Court          04/02/96         Rouse-Teachers/        4.245ac      $1,200,000
PG         TM 60 Gr E4 Lot 50            10693/226        BET Holdings           13               ($6.49)

Additional details of these sales are included on the following pages.

COMPARABLE SALE NUMBER:       1

LOCATION:                     Western Parkway & St. Patrick's Drive, Waldorf

DATE:                         7/12/1995

DEED REFERENCE:               2108/245

TAX MAP LOCATION:             Tax Map 1 5 Grid 2 Parcel H

LAND AREA:                    9.7070 acres

ZONING:                       PUD

GRANTOR:                      St. Charles Associates LP

GRANTEE:                      Dayton Hudson Corporation (Target)

SALE PRICE:                   $3,380,250
                              7.99/sf

FINANCING:                    None Reported

SOURCES:                      Files; Assessor; St. Charles Officials

Sale 1 is located about 6 miles south of the subject at the intersection of St. Patrick's Drive and Western Parkway across from the mall entrance. This tract was heavily wooded and the buyer was required to fund improvements to the proximate road network and intersection. The sale is adjusted down for the better location.

                              [Map appears here]

COMPARABLE SALE #:       2

LOCATION:                Route 925, Waldorf

DATE/DEED REFERENCE:     03/11/93; 1759/557

TAX MAP LOCATION:        Tax Map 15 Parcel 8

LAND AREA:               146,841 sf

ZONING:                  CB

GRANTOR:                 Maryland Bank and Trust

GRANTEE:                 Food Lion

SALE PRICE:              $800,000
                         ($5.45/sf land)

FINANCING:               None Reported

SOURCES:                 Files; Assessor; Baldus Real Estate

COMMENTS:

Although smaller, this sale is included because it is the most recent sale of ground developed with a food market in the Waldorf area. This is a generally clear and level parcel with average storm water management requirements. It is located on Route 925 just south of the Route 5/925 intersection about 5 miles south of the subject. The sale agreement included cross easements across a tract with frontage along Route 5 giving the property access and visibility on both roads. Although a busy corner, the location is secondary to Route 301 exposure warranting an upward adjustment. The sale is also adjusted up for improved market conditions since that time, inferior access, and down for the smaller size, and nominally for better terrain conditions.

                              [Map appears here]

COMPARABLE NUMBER:  3

LOCATION:           Route 301 & Garner Lane

DATE:               Current

DEED REFERENCE:     Contract

TAX MAP LOCATION:   Tax Map 8 Grid 10 Parcel 224, 227, 228

LAND AREA:          23.0000 acres 1 001,880 sf

ZONING:             CC

GRANTOR:            Confidential

GRANTEE:            Home Depot

SALE PRICE:         $7,514,100
                    $7.50 sf/land

SOURCE:             Rick Hamilton (Broker)

This is a current contract for 23 acres at the site of the old Stardust Hotel about 4 miles south of the subject. The building will need to be demolished. A Builder's Square is planned for the site. The sale is adjusted down for the location and up for the larger size.

                              [Map appears here]

COMPARABLE SALE NUMBER:  4

LOCATION:                Mitchellville Road
                         Bowie

DATE:                    8/26/96

DEED REFERENCE:          10971/499

TAX MAP LOCATION:        Tax Map 55 Grid D2 Plat 123067

LAND AREA:               9.628 acres

ZONING:                  CM

GRANTOR:                 Faison Bowie LP

GRANTEE:                 Kohl's Department Stores Inc.

SALE PRICE:              $4,006,000
                         $9.55/sf

FINANCING:               None Reported

SOURCES:                 Lusk; COMPS; Representative of Seller

This is the most recent among several sales of large tracts in a new developing shopping center on the west side of Route 301 between Routes 197 and 50 in Bowie about 20 miles north of the subject. Target Department Store had earlier acquired a similar site at a slightly lower price. Several smaller sites have recently been acquired at similar prices. This is a finished lot in a high visibility location. In addition to the sale price the buyer paid an additional fee estimated at about $2.50 per square foot for "land development" to cover parking lot development expense. The seller constructed the parking lot. The sale is adjusted down for location and the better terrain conditions.

                              [Map appears here]

COMPARABLE NUMBER:         5

LOCATION:                  Route 301 & Holly Tree Lane, Waldorf

DATE:                      05/07/92

DEED REFERENCE:            1653/11

TAX MAP LOCATION:          Tax Map 8 Grid 10 Parcel 684

LAND AREA:                 12.2190 acres 532,260sf

ZONING:                    CC

GRANTOR:                   Xolar Corporation

GRANTEE:                   Lowe's Home Centers, Inc.

SALE PRICE:                $4,000,000
                           $7.52 sf/land

FINANCING:                 None Reported

SOURCES:                   Files; Assessor; Seller

Sale 5 is a relatively level tract of land, lightly wooded at the sale date,
------
located in the southwest quadrant of Route 301 and Holly Tree Lane about 3 miles south of the subject. Approximately 1 acre was dedicated to storm water management, which is not unusual for land in the area. The land had been subdivided into 7 commercial lots, six with frontage on Route 301, but the subdivision was of no value to the purchaser, a discount lumber and supply store. This was a cash transaction. Construction was completed in mid-1993. The sale is adjusted up for time and down for the better location.

                              [Map appears here]

COMPARABLE SALE NUMBER:       6

LOCATION:                     9640 Lottsford Court
                              Inglewood Business Community

DEED REFERENCE:               10693/226

DATE OF SALE:                 April 2, 1996

TAX MAP LOCATION:             Tax Map 60 Grid E4 Section 5, Lot 50

LAND AREA:                    4.2452 Acres 184,921 sf

ZONING:                       13

GRANTOR:                      Rouse - Teachers Properties, Inc.

GRANTEE:                      BET Holdings, Inc.

SALE PRICE:                   $1,200,000
                              $6.49/sf land

FINANCING:                    All Cash

SOURCES:                      Lusk; Assessor; COMPS

Sale 6 is located about 18 miles north of the subject in the Inglewood Business
------
Park. The property has good visibility on heavily traveled Route 202 about 1/2 mile from the Beltway. There is a mixture of office and commercial uses in the area. The land has average configuration and terrain, with about 10 percent flood plain along the rear boundary. The site was developed with a combination restaurant and entertainment complex. The sale is adjusted down for size and up for the narrow configuration.

                              [Map appears here]

In the grid below the adjustments discussed above are illustrated.

------------------------------------------------------------------------------------------------------------------------------------
Sale No. $/sf            Subject                    Sale #1          $7.99     Sale #2            $5.45      Sale #3          $7.50
------------------------------------------------------------------------------------------------------------------------------------
Date of Sale             Appraisal: 06/97           07/95                      03/93  + 10%       $6.00      Contract
Sale Conditions
------------------------------------------------------------------------------------------------------------------------------------
Other Adjustments:
------------------------------------------------------------------------------------------------------------------------------------
Location                 Rt. 5/301 @ Access Rd.     St. Pat/Wst.Prkwy   - 20%  Rt. 925 Near Rt. 5  + 20%     Rt. 301/Central  - 20%
Size                     371,566 sf (8.53 ac)       422,837 sf                 146,841 sf          - 15%     1,001,888 sf     + 10%
Access                   Good                       Good                       Average             + 10%     Good
Configuration            Good                       Good                       Good                          Good
Terrain                  Average                    Average                    Above Average        - 5%     Average
Other
------------------------------------------------------------------------------------------------------------------------------------
Adjusted Price                                                          $6.39                      $6.60                      $6.75
------------------------------------------------------------------------------------------------------------------------------------
Sale No. $/sf            Subject                    Sale #4             $9.55  Sale #5             $7.52     Sale #6          $6.49
------------------------------------------------------------------------------------------------------------------------------------
Date of Sale             Appraisal: 06/97           08/96                      05/92 + 10%         $8.27     08/96
Sale Conditions
------------------------------------------------------------------------------------------------------------------------------------
Other Adjustments:
------------------------------------------------------------------------------------------------------------------------------------
Location                 Rt. 5/301 @ Access Rd.     Rt301/Rt197/Mch'vl  - 20%  Rt. 301/Holly Ln    - 20%     Rt. 202/Lottsford
Size                     371,566 sf (8.53 ac)       419,406 sf                 532,260                       184,921 sf       - 10%
Access                   Good                       Good                       Good                          Good
Configuration            Good                       Good                       Good                          Average          - 10%
Terrain                  Average                    Good                - 10%  Average                       Average
Other
------------------------------------------------------------------------------------------------------------------------------------
Adjusted Price                                                          $6.69                      $6.62                      $6.49
------------------------------------------------------------------------------------------------------------------------------------

  The sales bracket a value of $2,450,000,or a rounded $6.60 per square foot. The value estimate assumes that final approvals for the Route 301 Access Road and 234 lots will be obtained within approximately one year from the date of the report, and that development plans for the commercial and residential components will proceed consistent with the outline contained within this report. On this basis, the projected value estimate is as of June, 1998.

                      [COMPARABLE SALES MAP APPEARS HERE]

COMPONENT (2): VALUE OF THE 64.74 ACRES WITH APPROVALS FOR 234 LOTS
-------------------------------------------------------------------

In estimating the value of this component, consideration is given to recent sales of blocks of lots in Prince George's and Charles Counties. Sales 7
                                                                  -------
through 9 contain mixtures of townhouse and single family lots. Sales 10
---------                                                       --------
and 11 contain townhouse lots.
------

The sales are listed below.

Sale #    Location                   Deed Date    Grantor/            Zoning;#Lots   Price
County    Tax Map ID                 Deed Ref.    Grantee             Area           $/Lot
------    ----------                 ---------    --------            ----           -----
 7        Quiet Brook Lane           06/27/96     Realty Inv Assoc/   RS;222 Lots    $2,500,000
PG        TM 125 Gr El               10865/537    Surratts Inv Co.    105.995 ac     ($11,261)

 8        Bowie Race Track Road      04/13/95     Eastern Bank/       RS/LAC;187     $1,600,000
PG        TM 29 Pcl 48               10102/208    Race track Assoc.   81.670 ac      ($ 8,556)

 9        10908 Old Marlboro Pike    02/18/94     Trafalgar House/    RS/LAC;33O     $2,400,000
PG        TM 100 Pcl 51 & A          9373/41      Melwood Park Assoc. 131.000 ac      ($ 7,637)

10        Commerce Place             01/19/96     Central Ave Assoc/  RT; 130        $1,538,000
PG        TM 67 Plat 173090          10557/42     Arbor West LLC      16.469 ac      ($11,239)

11        Acton Lane                 07/05/95     Barley Mortgage/    RH; 46         $667,000
CH        TM 8 Pcl 307               2105/45      Oakridge Housing    6.013 ac       ($14,500)

Details are included on the following pages.

COMPARABLE SALE NUMBER:            7

LOCATION:                          Quiet Brook Lane
                                   Clinton

DATE:                              6/27/96

DEED REFERENCE:                    10865/537

TAX MAP LOCATION:                  Tax Map

LAND AREA/# Lots:                  105.995 Acres/222 Lots (94 TH; 128 SFR)

ZONING:                            RS

GRANTOR:                           Realty Investment Associates III

GRANTEE:                           Surratts Investment Company, Inc.

SALE PRICE:                        $2,500,000
                                   $23,586/Acre; $11,262 per Lot

FINANCING:                         $3,150,000 First Mariner Bank Line of Credit

SOURCES:                           Lusk; Prince George's Newsletter; COMPS

This is the sale of the last section of Summit Creek, located in the northwest quadrant of Route 5 and Surratts Road about 6 miles north of the subject. The developer was reportedly ready to dispose of the inventory at the sale date. The location is less convenient to shopping and commercial services comparable to those in the Waldorf area. The project contains a higher percentage of single family lots than the subject, and since they typically sell at prices about double that of townhouse lots, a downward adjustment of about 15 percent is warranted.

COMPARABLE SALE NUMBER:    8

LOCATION:                  Bowie Race Track Road
                           Bowie

DATE:                      4/13/95

DEED REFERENCE:            10102/208

TAX MAP LOCATION:          Tax Map 29 Grid D2 Parcel 48

LAND AREA/# Lots:          81.67 acres; 185 Lots (162 TH; 23 SFR)

ZONING:                    RS/LAC

GRANTOR:                   Eastern American Bank

GRANTEE:                   Racetrack Associates LLC

SALE PRICE:                $1,600,000
                           $19,591/Acre; $8,556 per Lot

FINANCING:                 $1,280,000 Eastern American Bank

SOURCES:                   Lusk;Files; Subdivision Office; Buyer Representative

This is a sale of a tract divided into two parts on both sides of Route 197 in north Bowie. It had been previously acquired in the late 1980's for a very similar price, but the bank foreclosed on the property due to financial and personal problems of the owner in the recession of the early 1990's. The most recent sale occurred on the day that a preliminary plan was approved under a Comprehensive Design Zone for 162 townhouse lots, 17 single family lots, and a 4 acre component approved for neighborhood strip commercial of 10,000 + square feet.

Most of the land is rugged and hilly, with steep slopes and heavy woods with some relatively level areas along ridge lines. On the approximately 30 acre portion east of Route 197, only 6 lots were approved, varying in size between 2 and 10 acres (with a current asking price of $80,000 per lot). This area was also inaccessible to sewer. Only about 25 percent of the land area was approved for relatively intense development, with the townhouses and commercial component located in the southeast quadrant of the intersection of 197 and Race Track Road. In this way terrain problems were minimized through clustering. In addition, a substantial part of the acreage was lost to road dedications for planned routes through the area.

The sale is adjusted up for the higher percentage of townhouse lots and the more extensive planning approvals of the subject.

COMPARABLE NUMBER:                 9

LOCATION:                          10908 Old Marlboro Pike
                                   Upper Marlboro

DATE:                              02/18/94

DEED REFERENCE:                    9373/41

TAX MAP LOCATION:                  Tax Map 100 Grid 82 Parcel 51 & A

LAND AREA/# Lots:                  131.000 acres/330 Lots (260 TH; 70 SFR)

ZONING:                            RS/LAC

GRANTOR:                           Trafalgar House Properties

GRANTEE:                           Melwood Park Associates

SALE PRICE:                        $2,400,000
                                   $718,321/Acre; $7,273 per Lot

FINANCING:                         $3,591,500 Private

SOURCES:                           Lusk; Deed; Prince George's Newsletter;
                                   Former Owner
                                   P.G. County Department of Subdivision Review

This sale is located about 12 miles north of the subject on the north side of Route 4. The sale was preceded by a foreclosure transaction in September of 1 993 for $1,250,000 to Trafalgar House Properties. Subsequent to that transaction, Concept Plan approval was received for 260 townhouse and 70 single family lots. The approval was consistent with anticipated lot yield. There is a small LAC component of the tract which apparently includes an historic house subject to county regulation. The land is currently being developed. The land is heavily wooded and power transmission lines cross the center of the tract.

This sale is adjusted up for the larger volume of lots and for the more extensive planning approvals of the subject.

COMPARABLE SALE NUMBER:            10

LOCATION:                          Arbor West
                                   Largo

DATE:                              1/19/96

DEED REFERENCE:                    10557/42

TAX MAP LOCATION:                  Tax Map 67 Grid F3 Plat 173090
                                   Lots 1-30 Parcels A & B, Arbor West

LAND AREA/# Lots::                 16.469 Acres/130 Lots (All Town House)

ZONING:                            RT ; $11,831 per Lot

GRANTOR:                           Central Avenue Associates LP

GRANTEE:                           Arbor West LLC

SALE PRICE:                        $1,538,000
                                   $93,387/Acre

FINANCING:                         None Reported

SOURCES:                           LUSK; Representative of Washington Homes

This is a block of townhouse lots on the south side of Central Avenue in the Largo area about 18 miles north of the subject. The sale is adjusted down for the smaller lot volume and up for the higher percentage of townhouse lots.

COMPARABLE SALE NUMBER:            11

LOCATION:                          Acton Lane
                                   Waldorf

DEED REFERENCE:                    2105/45

DATE OF SALE:                      7/5/95

TAX MAP LOCATION:                  Tax Map S Grid 10 Parcel 307

LAND AREA/# Lots::                 6.0130 Acres/46 Lots (All TH)

ZONING:                            RH

GRANTOR:                           Barley Mortgage Company, Inc.

GRANTEE:                           Oakridge Housing Corporation

SALE PRICE:                        $667,000
                                   $110,926/Acre; $14,500 per Lot

FINANCING:                         None Reported

SOURCES:                           Files;Deed/Plat;County Planning Office;Robert
                                   Schick

This is a smaller block of lots on Acton Lane in Waldorf about 4 miles south of the subject. The land had preliminary planning approval at the sale date and the final plan was approved about 3 months later. The sale is adjusted down for the smaller lot volume and up for the higher percentage of townhouse lots.

--------------------------------------------------------------------------------------------------------------
Sale No. $/Lot        Subject              Sale #7      $11,261     Sale #8    $8,556     Sale #9     $7,273
--------------------------------------------------------------------------------------------------------------
Date of Sale          Appraisal: 6/97      12/95                    04/95                 02/94 + 5%  $7,637
Sale Conditions                            Motivated  + $12,387
--------------------------------------------------------------------------------------------------------------
Other Adjustments:
--------------------------------------------------------------------------------------------------------------
Location              Access Rd W/oRt301   Rt5/Surratts  + 10%      No.Bowie  Rt197       Rt42 Wdyrd
Number of Lots        234                  222 Lots                 185 Lots              330 Lots      +15%
Townhouse %           76%                  42%           - 15%      87%            + 5%   79%
Terrain               Average              Average                  Average               Average
Planning              Platted              Platted                  Apprv.Concept  +25%   Apprv.Concept +25%
Other                                                                                     Powerlines    + 5%
--------------------------------------------------------------------------------------------------------------
Adjusted Price                                          $11,767                  $11,122              $11,073
--------------------------------------------------------------------------------------------------------------
Sale No. $/Lot        Subject              Sale #10     $11,831     Sale #11     $14,500
--------------------------------------------------------------------------------------------------------------
Date of Sale          Appraisal: 6/97      01/96                    11/95
Sale Conditions
--------------------------------------------------------------------------------------------------------------
Other Adjustments:
--------------------------------------------------------------------------------------------------------------
Location              Access Rd W/oRt301   Largos/oCentrl           ActonLnW/o301
Number of Lots        234                  130 Lots        -15%     46 Lots         -30%
Townhouse %           76%                  100%            +10%     100%            +10%
Terrain               Average              Average                  Average
Planning              Platted              Platted                  Platted
Other
--------------------------------------------------------------------------------------------------------------
Adjusted Price                                          $11,239                  $11,600
--------------------------------------------------------------------------------------------------------------

The sales bracket a value of a rounded $2,650,000 or about $11,325 per lot. The value estimate assumes that final approvals for the Route 301 Access Road and 234 lots will be obtained within approximately one year from the date of the report, and that development plans for the commercial and residential components will proceed consistent with the outline contained within this report. On this basis, the prospective value estimate is as of June, 1998.

                      [COMPARABLE SALES MAP APPEARS HERE]

COMPONENT (3): THE 7.87 ACRE HIGH DENSITY RESIDENTIAL (LAC) COMPONENT
---------------------------------------------------------------------

In estimating the value of this component, consideration is given to recent sales in comparable areas of Prince George's and Charles Counties.

The sales selected for comparison are summarized below.

Sale      Date           Location                 Grantor/            Zoning         Price
 No.      Deed Ref.      Identification           Grantee             Land Area      ($/sf)
----      ---------      --------------           --------            ---------      ------
12a       03/06/96       Jessford Road            Bradford/           RT             $112,000
          10636/393      TM 53 Pcl 74             MH Dev Co.          1.00 acre      ($2.57)

  b       03/06/96       Jessford Road            Johnson Crane/      RT             $103,996
          10636/390      TM 53 Pcl 114            MH Dev Co.          1.56 acres     ($1.53)

  c       03/03/96       Jessford Road            Cassidy/            RT             $ 65,000
          10636/337      TM 53 Pcl 97             MH Dev Co.          1.00 acre      ($1.49)

  d       03/06/96       Lottsford Vista Road     Arnold/             RT             $250,000
          10636/400      TM 53 Pcls 73 & 147      MH Dev Co.          1.23 acres     ($4.65)

  e       03/06/96       Lottsford Vista Road     Kagle/              RT             $338,287
          10636/396      TM 53 Pcl 34             MH Dev Co.          7.06 acres     ($1.10)
                                                                      ----------     --------

TOTAL ASSEMBLAGE                                                      11.85 acres    $869,283
                                                                                     ($1.68)

13        11/17/95       Hill Oaks Road           Chaney/             RT             $483,429
          10461/658      TM 66 Plat 173048        Regal Dev.          6.64 acres     ($1.67)

14        09/24/96       St. Patrick's Drive      Lions Club/         RH             $871,087
          2282/371       TM 15 Pcl 317 p/o 149    WP Investments      10.61 acres    ($1.88)

Details of these sales are included on the following pages.

COMPARABLE SALE NUMBER:  12a

LOCATION:                Jessford Road
                         Bowie

DEED REFERENCE:          10636/393

DATE OF SALE:            March 6, 1996

TAX MAP LOCATION:        Tax Map 53 Grid B1 Parcel 74

LAND AREA:               1.00 Acre

ZONING:                  RT

GRANT0R:                 Jesse R Bradford

GRANTEE:                 MH Development Company

SALE PRICE:              $112,000
                         $2.57/sf land

FINANCING:               $1,020,000 First National

VERIFICATION:            Kenneth H. Michael

Sales 12a through 12e represent sales of small and medium sized parcels
---------------------
assembled for development. The buyer already owned about 30 acres of adjacent land and plans a townhouse development of about 50 acres.

These sales are located about 25 miles northeast of the subject and consist of an old farm and related properties on an old gravel road near the Washington Business Park. The terrain is rolling and mostly clear with some wooded areas. According to the developer, the difference in price among the sales has no relation to the characteristics of each parcel, but rather to the course of the negotiations prior to the sale. The highest priced sale represents a seller who pressed this advantage. Since this is an assemblage of mostly small parcels, the average price has been discounted at 10 percent. The sale is adjusted up for inferior access and nominally for size, and down for the better terrain.

                              [MAP APPEARS HERE]

COMPARABLE SALE NUMBER:  12b

LOCATION:                Jessford Road
                         Bowie

DEED REFERENCE:          10636/390

DATE OF SALE:            March 6, 1996

TAX MAP LOCATION:        Tax Map 53 Grid B1 Parcel 114

LAND AREA:               1.56 Acres

ZONING:                  RT

GRANTOR:                 Johnson Crane Service, Inc.

GRANTEE:                 MH Development Company

SALE PRICE:              $103,996
                         $1.53/sf land

FINANCING:               None Reported


                              [MAP APPEARS HERE]

COMPARABLE SALE NUMBER:  12c

LOCATION:                Jessford Road
                         Bowie

DEED REFERENCE:          10636/387

DATE OF SALE:            March 3, 1996

TAX MAP LOCATION:        Tax Map 53 Grid B1 Parcel 97

LAND AREA:               1.00 Acre

ZONING:                  RT

GRANTOR:                 Elaine L. Cassidy

GRANTEE:                 MH Development Company

SALE PRICE:              $65,000
                         $1.49/sf land

FINANCING:               None Reported

The buyer reports that he obtained approval for 6 townhouse units on this site independent of the other parts of the assemblage.


                              [MAP APPEARS HERE]

COMPARABLE SALE NUMBER:  12d

LOCATION:                4321 Lottsford Vista Road
                         Bowie

DEED REFERENCE:          10636/400

DATE OF SALE:            March 6, 1996

TAX MAP LOCATION:        Tax Map 53 Grid B1 Parcel 73 & 147

LAND AREA:               1.23 Acres

ZONING:                  RT

GRANTOR:                 Jesse E. Arnold

GRANTEE:                 MH Development Company

SALE PRICE:              $250,000
                         $4.65/sf land

FINANCING:               $1,020,000 1st National Bank of Maryland


                              [MAP APPEARS HERE]

COMPARABLE SALE NUMBER:  12e

LOCATION:                4405 Lottsford Vista Road
                         Bowie

DEED REFERENCE:          10636/396

DATE OF SALE:            March 6, 1996

TAX MAP LOCATION:        Tax Map 53 Grid B1 Parcel 34

LAND AREA:               7.06 Acres

ZONING:                  RT

GRANTOR:                 John H. Kagle, Jr.

GRANTEE:                 MH Development Company

SALE PRICE:              $338,287
                         $1.10/sf land

FINANCING:               None Reported


                              [MAP APPEARS HERE]

COMPARABLE SALE NUMBER:  13

LOCATION:                End of Hill Oaks Road
                         Land over (Cheverly)

DEED REFERENCE:          10461/658

DATE OF SALE:            November 17, 1995

TAX MAP LOCATION:        Tax Map 66 Grid F2 Plat 1800-173048

LAND AREA:               6.64 Acres

ZONING:                  RT

GRANTOR:                 Robert L. Chaney, et al

GRANTEE:                 Regal Development LC

SALE PRICE:              $483,429
                         $1.67/sf land

FINANCING:               $400,000 First Columbia

SOURCES:                 Lusk; Raad Al-Bermani, Regal Associates

This is the most recent sale of part of a tract of land subject to a 1992 contract. The buyers assumed all costs of development approvals and prior to settlement had plats approved for 64 townhouse lots. The lots are located in Chaney's Choice, which borders the sold out Hill Oaks townhouse development north of Central Avenue about 20 miles north of the subject. The Hill Road area is undergoing rapid development with both townhouse and single family homes. The buyer will re-sell the lots to builders in the development. The sale is adjusted up for the location and down for the better terrain.


                              [MAP APPEARS HERE]

COMPARABLE SALE NUMBER:  14

LOCATION:                North Side of St. Patrick's Drive @
                         Western Parkway
                         Waldorf

DEED REFERENCE:          2282/371

DATE OF SALE:            September 24, 1996

TAX MAP LOCATION:        Tax Map 15 Grid 2 Parcel 317 p/o Parcel 149

LAND AREA:               10.61 Acres

ZONING:                  RH

GRANTOR:                 Lions Club of Waldorf, Inc.

GRANTEE:                 WP Investments LLC

SALE PRICE:              $871,087 + $210,000 for TDR's
                         $1.88/sf land; $2.34 with TDR's

FINANCING:               $2,300,000 3 Years, Providence Bank of MD
SOURCES:                 Lusk; Deed; County Planners; Rick Hamilton

This sale is located on St. Patrick Drive near the St. Charles Town Center Mall about 6 miles south of the subject. It had preliminary approval for 100 townhouses and about 60 had been platted. This density was obtained by acquiring 50 TDR's (Transfer Development Rights) at a price of $4,200 per unit or $210,000. On this basis the actual purchase price was $1,081,087 or $2.34 per square foot. The sale is adjusted down for the location and planning approvals, and up nominally for size.

                              [MAP APPEARS HERE]

The adjustments made on the sale sheets are summarized in the grid below.

------------------------------------------------------------------------------------------------------------------------------------
Sale # Avg $/sf        Subject             Sale #12         $1.68     Sale #13      $ 1.67      Sale #14          $ 1.88
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Date of Sale           Appraisal: 6/97     03/96                      11/95                     09/96
Conditions/Sale                                                                                 *50TDR +$.46      $ 2.34
------------------------------------------------------------------------------------------------------------------------------------
Other Adjustments:
------------------------------------------------------------------------------------------------------------------------------------
Location               301 at Access Rd    Lotsf'd Vista              Hill Oaks      +  10%     St. Pat/W.Prky    -   20%
Size                   7.87 Acres          11.85 ac         +   5%    6.64 ac                   10.61 ac          +    5%
Zoning                 LAC                 RT                         RT                        RH+ 50 TDR's
Terrain                Average             Above Average    -  10%    Above Average  -  10%     Average
Access                 Above Average       Average          +  10%    Above Average             Above Average
Planning               Concept             Concept                    Concept                   Concept & Plats   -   15%
Other
------------------------------------------------------------------------------------------------------------------------------------
Net Adjustment                                                                                                    -   30%
------------------------------------------------------------------------------------------------------------------------------------
Adjusted Price                                              $1.76                    $1.67                         $1.64
------------------------------------------------------------------------------------------------------------------------------------

The sales are supportive of a rounded $575,000 or a rounded $1.68 per square foot for the 342,817 square feet (7.87 acres) estimated in the tract. The value estimate assumes that final approvals for the Route 301 Access Road and 234 lots will be obtained within approximately one year from the date of the report, that the road will be built within the following year, and that development plans for the commercial and residential components will proceed consistent with the outline contained within this report. On this basis, the prospective value estimate is as of June, 1999.

                      [COMPARABLE SALES MAP APPEARS HERE]

COMPONENT (4): VALUE OF THE 149 ACRES OF RM RESIDENTIAL ACREAGE
---------------------------------------------------------------

There have been few sales of RM acreage. These tracts typically sell in smaller parcels with specific design approvals. Sale 15 below was acquired by a
                                        -------
government agency for purposes other than that specified by the zoning, but the purchase price was based on value estimates supported by zoning approvals. The other two sales are of tracts in the early stages of the planning process.

The sales selected for comparison are summarized below.


Sale #     Location                    Deed Date    Grantor/                 Area          Price
County     Tax Map ID                  Deed Ref.    Grantee                  Zoning        $/Acre
------     ----------                  ---------    -------                  ------        ------
15a        7901 Sheriff Road           05/5/95      Wilson/                  RM            $2,000,000
PG         TM 59 & 60 Various pcls     10131/646    MNCPPC                   96.899 ac     ($20,640)


  b        7901 Sheriff Road           05/5/95      Landover                 RM            $2,000,000
PG         TM 60 & 67 Various pcls     10131/639    MNCPPC                   99.821 ac     ($20,035)

  c        7901 Sheriff Road           05/5/95      Wilson Land Ptshp        RM            $2,000,000
PG         TM 60 Pcl 14                10131/655    MNCPPC                   100.400 ac    ($19.920)
                                                                             ----------    ---------
Total                                                                        297.12 ac     $6,000,000
                                                                                           ($20,194)
16         N of Central Avenue         02/27/92     Winchester- RM Norair    RM            $10,500,000
PG         TM 67/Parcel 149            8217/499     Summerfield Housing      231.640 ac    ($45,337)

17         10908 Old Marlboro Pike     02/18/94     Trafalgar House/         RS/LAC        $2,400,000
PG         TM 100 Pcl 51 & A           9373/41      Melwood Park Assoc.      131.000 ac     ($18,321)

COMPARABLE SALE NUMBER:       15a

LOCATION:                     7901 Sheriff Road
                              Cheverly

DATE OF SALE:                 05/05/95

DEED REFERENCE:               10131/646

TAX MAP IDENTIFICATION:       Tax Map 59, Grid F4, Parcel 97 & 60
                              Tax Map 60, Grid A4, Parcel 109

GRANTOR:                      Thomas Woodrow Wilson

GRANTEE:                      MNCPPC

LAND AREA:                    96.899 Acres

ZONING:                       RM

SALE PRICE:                   $2,000,000
                              $20,640/Acre

FINANCING:                    None Reported

SOURCES:                      Files; Lusk; Wallace Sasser, Sales Agent

This sale, about 20 miles north of the subject, and those on the following two pages are an assemblage of parcels in the ownership of the Wilson family. The total area of the assemblage is 297.12 acres for a price of $20,194 per acre. The land was acquired for a park although it was later sold for the new Redskins stadium. The broker representing the sellers reported that the owners desired to sell and were willing to sell to the Park and Planning Commission at a price discounted at about 25 percent of the appraised value. The land had an approved density of about 5 units per acre, and a small LAC component. Substantial road construction would have been required to develop this parcel, including major area roads extended through the property. The terrain was rolling with some woods and much farm land. The sale is adjusted up for the discounted purchase price, the large size, and inferior access, and down for the LAC component.

COMPARABLE SALE NUMBER:       15b

LOCATION:                     7901 Sheriff Road
                              Cheverly

DATE OF SALE:                 05/05/95

DEED REFERENCE:               10131/639

TAX MAP IDENTIFICATION:       Tax Map 60, Grid B4, Parcel 28
                              Tax Map 67, Grid B1, Parcel 19

GRANTOR:                      Landover Development Partnership

GRANTEE:                      MNCPPC

LAND AREA:                    99.821 Acres

ZONING:                       RM

SALE PRICE:                   $2,000,000
                              $20,035/Acre

FINANCING:                    None Reported

COMPARABLE SALE NUMBER:       15c

LOCATION:                     7901 Sheriff Road
                              Cheverly

DATE OF SALE:                 05/05/95

DEED REFERENCE:               10131/655

TAX MAP IDENTIFICATION:       Tax Map 60, Grid B4, Parcel 14

GRANTOR:                      J.N. Wilson Land Partnership

GRANTEE:                      MNCPPC

LAND AREA:                    100.400 Acres

ZONING:                       RM

SALE PRICE:                   $2,000,000
                              $19,920/Acre

FINANCING:                    None Reported

COMPARABLE SALE NUMBER:       16

LOCATION:                     North of Central Avenue @ Hillview Rd
                              Cheverly

DATE OF SALE:                 February 27, 1992

DEED REFERENCE:               8217/499

TAX MAP IDENTIFICATION:       Tax Map 67, Grid C-3, Parcel 149

GRANTOR:                      Winchester-Norair JV

GRANTEE:                      Summerfield Housing

LAND AREA:                    231.640 Acres

ZONING:                       RM

SALE PRICE:                   $10,500,000
                              $45,329/Acre

FINANCING:                    $10,500,000 Mortgage by Hunt Building
                              Corporation

SOURCES: Lusk; Deed; Representative of the Seller; Prince George's County Department of Subdivision

This is the sale of a large tract of land just south of the prior sale. Prior to the negotiations, the land was subject to a 1991 approved preliminary plan for a
324.5 acre tract with an LAC component comprised of about 93 acres. The LAC component includes the site of a METRO station for the proposed Blue Line extension and was retained by the sellers.

The buyers acquired the residentially zoned portion only. The original preliminary plan was abandoned, and a new preliminary plan was submitted and approved prior to settlement of the transaction. We were unable to uncover the cost of the engineering and approval process, but this cost was reportedly shared by the seller and the buyer. The approved plan is for 1,242 housing units, rental only, comprised of townhouses and duplexes, to be used for military housing. The density is 5.37 units per acre. The acquisition price, on the basis of density, is $8,454 per unit.

The approved preliminary plan includes 36 acres of dedicated park land and requires substantial improvements to Central Avenue and the intersections with the new Brightseat and Ritchie Road. The developers were required to build a portion of the new Ritchie Road, but it is unclear if they will be required to fund the construction through the entire parcel.

This is a low risk investment for the developer since the military provides a guaranteed market. Although no LAC component is included in the sale, the tract benefits from the adjacent rail station site and easy access to Central Avenue. The agent reported that, in her opinion, the Wilson tract has minimal planning, and greater access problems which will impact more heavily on the road network. The sale is adjusted up for improved market conditions and the large size, and down for location, approved preliminary planning and the very low risk of the project.

COMPARABLE SALE NUMBER:       17

LOCATION:                     10908 Old Marlboro Pike
                              Upper Marlboro, Maryland 20772-2728

DATE OF SALE:                 February 18, 1994

DEED REFERENCE:               9373/41

TAX MAP LOCATION:             Tax Map 100, Grid B-2, 2 Parts of
                              Parcel 51 & Mellwood Jr High, Pcl A

GRANTOR:                      Trafalgar House Properties

GRANTEE:                      Melwood Park Associates

LAND AREA:                    131.0000 Acres

ZONING:                       RS/LAC

SALE PRICE:                   $2,400,000
                              $18,321/Acre

FINANCING:                    Mortgage $3,591,500 Private

SOURCES:                      Lusk; Deed; Prince George's Newsletter;
                              Former Owner
                              P.G. County Dept. of Subdivision Review

This sale is located about 12 miles north of the subject on the north side of Route 4. The sale was preceded by a foreclosure transaction in September of 1993 for $1,250,000 to Trafalgar House Properties. Subsequent to that transaction, Concept Plan approval was received for 260 townhouse and 70 single family lots. The approval was consistent with anticipated lot yield. There is a small LAC component of the tract which apparently includes an historic house subject to county regulation. The land is currently being developed. The land is heavily wooded and power transmission lines cross the center of the tract.

The sale is adjusted up for time, the lower density zoning, inferior access and the power lines dividing the property, and down for the approved concept plan.

The adjustments are summarized in the grid below.

----------------------------------------------------------------------------------------------------------------------------------
Sale #   Avg $/ac             Subject              Sale # 15      $20,194       Sale # 16      $65,329     Sale #17       $18,321
----------------------------------------------------------------------------------------------------------------------------------
Date of Sale                  Appraisal:  6/97     05/95                        02/92 + 10%                02/94 + 5%     $19,237
Sale Conditions                                    Discount + 25% $25,243
----------------------------------------------------------------------------------------------------------------------------------
Other Adjustments:
----------------------------------------------------------------------------------------------------------------------------------
Location                      W/o Rt 301           S/o Sheriff Rd               N/o Central    - 5,000     Rt4 @ Woodyrd
Size                          149+/- Acres         297.12 ac      + 3,000       231.64 ac      + 2,500     131.0 ac
Zoning (du/ac)                RM(3.5-5.8)          RM (5.0)/lAC   - 1,500       RB(5.4)                    RS(2.5)LAC     + 7,500
Terrain                       Average              Average                      Average                    Average
Access                        Above Average        Below Avg      + 3,500       Above Average              Average        + 2,500
Planning                      Concept/Density      Concept/Density              Appr. Prelim   -10,000     Appr.Concept   - 2,500
Other                                                                           Verylow Risk   - 5,000     Power Lines    + 2,500
----------------------------------------------------------------------------------------------------------------------------------
Net Adjustment                                                    + 5,000                      -17,500                    +10,000
----------------------------------------------------------------------------------------------------------------------------------
Adjusted Price                                                    $30,243                      $32,362                    $29,237
----------------------------------------------------------------------------------------------------------------------------------

The sales bracket a value of a rounded $4,500,000 or a rounded $30,200 per acre. The value estimate assumes that final approvals for the Route 301 Access Road and 234 lots will be obtained within approximately one year from the date of the report, that the road will be built within the following year, and that development plans for the commercial and residential components will proceed consistent with the outline contained within this report. On this basis, the value estimate is valid as of June 9, 1999.

                    [MAP OF COMPARABLE SALES APPEARS HERE]

COMPONENT (5): VALUE OF THE OFFICE/LIGHT INDUSTRIAL (EIA) COMPONENT
-------------------------------------------------------------------

There have been no recent sales of EIA zoned acreage. Safeway is negotiating to acquire a large tract in this zone near the Prince George's Commerce Center on Route 301 between Bowie and Upper Marlboro, but this is in the negotiating stage and no details are known about its status.

As of the date of the appraisal Circuit City is planning to acquire a 28 +/- acre site at the corner of Route 301 and Cedarville Road. Of this potential sale, we are also unaware of the particulars, but it is believed that the price will be consistent with the prices paid by Montgomery Ward for 55 +/-acres in 1991, and more recently by Panda-Brandywine cited as Sale 1 below. The
                                                     ------
Montgomery Ward sale was excluded because of the older sale date.

In estimating the value of this component, consideration is given to recent sales of tracts with comparable utility in Prince George's County.

                         Location/
Sale      Date           Tax Map                      Grantor/                   Zoning         Sale Price
No.       Deed Ref.      Identification               Grantee                    Land Area      ($/SF)
----      ---------      --------------               -------                    ---------      ----------
18a       04/12/95       8100 Cedarville Rd           Jasper/                    12             $3,097,054
          10100/185      TM 165 Pcl 20                Panda-Brandywine LP        25.80 Ac.          ($2.76)

  b       04/12/95       Indian Head Road             Gemeny/                    OS             $  424,000
          10100/190      TM 165 Lots 31 & 32          Panda-Brandywine LP         4.30 Ac.          ($2.26)

  c       04/12/95       8200 Cedarville Rd           Richards/                  OS             $  157,000
          10100/193      TM 165 Lot 22                Panda-Brandywine LP         1.61 Ac.          ($2.24)
                                                                                  -------       ----------
Total                                                                            31.71 Ac.      $3,678,054
                                                                                                    ($2.66)

19        06/95          Spectrum & Arena Drive       Landover Properties        13             $5,175,000
          10225/334      TM 67 Pcls 33,70,127         Jericho Baptist Church     73.66 Ac.          ($1.61)

20        03/14/96       Rt 4 E/o Rt 301              Kelley                     13             $  450,000
          10657/466      TM 102 Pcl 25                Osborne Properties         31.76 Ac.          ($0.33)

21        05/02/96       Bus Pky @ Lottsford          SHA/                       11             $  600,000
          10751/655      TM 45 Pcl 17 & 18            Land Rover N.A.            22.61 Ac.          ($0.61)

Details of these sales are included on the following pages.

COMPARABLE SALE NUMBER:  18a

LOCATION:                8100 Cedarville Road
                         Brandywine

DATE:                    4/12/1995

DEED REFERENCE:          10100/185

TAX MAP LOCATION:        Tax Map 165 Parcel 20

LAND AREA:               25.800 acres

ZONING:                  12

GRANTOR:                 Jerry Woodson Jasper

GRANTEE:                 Panda Brandywine LP

SALE PRICE:              $3,097,054
                         $2.76/sf

FINANCING:               None Reported

SOURCES:                 Lusk;Prince George's County Newsletter;COMPS

This tract is part of an assemblage including two smaller parcels listed on following pages. The total area of the assemblage is 31.7 acres, and the total acquisition price is $3,678,053, or $2.66 per square foot. The tax map at left shows the assemblage. The land was acquired for development of a privately owned power plant who will supply energy to local power companies. The sale settled after all approvals were in place, which took about 5 years from the initial contract date. The sale is adjusted down for the better terrain, configuration, access, and the more permissive zoning.

COMPARABLE SALE NUMBER:  18b

LOCATION:                Indian Head Road
                         Brandywine

DATE:                    4/12/1995

DEED REFERENCE:          10100/190

TAX MAP LOCATION:        Tax Map 165 Lots 31 & 32

LAND AREA:               4.3040 acres

ZONING:                  OS

GRANTOR:                 W. G. Gemeny

GRANTEE:                 Panda Brandywine LP

SALE PRICE:              $424,000
                         $2.26/sf

FINANCING:               None Reported

COMPARABLE SALE NUMBER:  18c

LOCATION:                8200 Cedarville Road
                         Brandywine

DATE:                    4/12/1995

DEED REFERENCE:          10100/193

TAX MAP LOCATION:        Tax Map 165 Lot 22

LAND AREA:               1.6100 acres

ZONING:                  OS

GRANTOR:                 Donald E. Richards

GRANTEE:                 Panda Brandywine LP

SALE PRICE:              $157,000
                         $2.24/sf

FINANCING:               $215,000 Shawmut Bank

COMPARABLE SALE NUMBER:  19

LOCATION:                Spectrum and Arena Drive, W/o Brightseat Rd
                         Landover
                         Prince George's County

DEED REFERENCE:          10225/334

DATE OF SALE:            June 1995

TAX MAP LOCATION:        TM 67 Parcels 33,70,127,
                         Block A Lot 3, Block C Lots 1-7

LAND AREA:               73.6658 Acres 3,208,882 Square Feet

ZONING:                  1-3

GRANTOR:                 Landover Properties Inc.

GRANTEE:                 Jericho Baptist Church

SALE PRICE:              $5,175,000
                         $1.61/sf
                         $70,249/acre

FINANCING:               Cash

UTILITIES:               All Available

SOURCES:                 Deed; Plats; COMPS; Representative of Seller

This sale, about 18 miles north of the subject, is located just inside the Beltway on the west side of Brightseat Road midway between Central Avenue and Landover Road. It adjoins the site now under development with the Washington Redskins football stadium but the stadium was not publicly being discussed for the site at the sale date. The Brightseat Road area was being developed with office and light industrial uses prior to the recession of the early 1990's. No new development has occurred since that time and the restrictive 1-3 zone became unpopular with developers.

The site was previously acquired by the seller in July of 1994 for $0.90 per square foot. That sale was in lieu of foreclosure after the previous owners failed in their attempt to have the property rezoned for residential use. The sellers retained a 10 acre site on the east side of Brightseat Road with Beltway frontage. The new owners are building a church and school complex on the site. The land is level to rolling and fronts on finished roads with curbs and gutters. The sale is adjusted up for the larger size and down for the better terrain and access.

COMPARABLE SALE NUMBER:  20

LOCATION:                Route 4 and Route 301

DATE:                    3/14/96

DEED REFERENCE:          10657/466

TAX MAP LOCATION:        Tax Map 102 Parcel 25

LAND AREA:               31.76 acres

ZONING:                  13

GRANTOR:                 Kelly

GRANTEE:                 Osborne Properties

SALE PRICE:              $450,000
                         $0.33/sf

FINANCING:               None Reported

SOURCES:                 Lusk;Prince George's County Newsletter;COMPS
                         Representative of Buyer

Sale 20 is a tract of land bordering Route 4, east of the intersection with
-------
Route 301 about 10 miles northeast of the subject. It was acquired out of an estate. The land has terrain problems along the Patuxent River flood plain and only about 10 to 15 acres is estimated to be usable. Access is limited to a paved access road bordering commercial properties at the south end of this parcel. The buyer plans an office park and possible hotel. The sale is adjusted up for the inferior terrain, configuration, and access.

COMPARABLE SALE NUMBER:  21

LOCATION:                Lottsford @ Business Parkway

DATE:                    05/02/96

DEED REFERENCE:          10751/655

TAX MAP LOCATION:        Tax Map 45 Parcel 17 & 18

LAND AREA:               22.61 acres

ZONING:                  11

GRANTOR:                 SHA

GRANTEE:                 Land Rover

SALE PRICE:              $600,000
                         $0.61/sf

FINANCING:               None Reported

SOURCES:                 Lusk; Prince George's County Newsletter;
                         COMPS; Representative of the Seller

Sale 21 is a relatively level tract with good road frontage bordering the rear
-------
of the Washington Business Park about 18 miles north of the subject. The land was owned by the state of Maryland who had earlier rejected the buyers bid at an auction in which the State believed all bids were too low. A second auction was also unsuccessful. Other State officials interceded on behalf of the buyer believing that the company would have a beneficial impact on the County and State. The sale is adjusted up for the motivation of the seller, the lack of highway visibility, and down for the smaller size, better terrain and zoning.

In the grid below the sales are compared to the subject.

------------------------------------------------------------------------------------------------------------------------------------
Sale # $/sf          Subject               Sale # 18     $ 2.66   Sale # 19     $ 1.61    Sale # 20     $ 0.33   Sale # 21    $ 0.61
------------------------------------------------------------------------------------------------------------------------------------
Date of Sale         Appraisal:  6/97      04/95                  06/95                   03/96
------------------------------------------------------------------------------------------------------------------------------------
Other Adjustments:
------------------------------------------------------------------------------------------------------------------------------------
Location             Rt 301 @ Access Rd    Cedarvl E/o301         Spectrum/Arena          Rt 4/301               Lottsford Rd + 0.50
Size                 46 Acres              31.71 ac               73.66 ac      + 0.10    31.76                  22.61        - 0.10
Terrain              Below Average         Good          + 0.35   Very Good     - 0.50    Fair to Poor  + 0.20   Average      - 0.15
Configuration        Average               Above Average - 0.25   Average                 Below Average + 0.15   Average
Access               Average               Good          - 0.35   Good          - 0.35    Below Average - 0.15   Average      - 0.35
Zoning               E-I-A/restriction     I-2           - 0.35   I-3                     I-3                    I-1
Other                                      Approvals     - 0.50
------------------------------------------------------------------------------------------------------------------------------------
Adjusted Price                                           $ 0.86                 $ 0.86                  $ 0.93                $ 0.71
------------------------------------------------------------------------------------------------------------------------------------

The sales bracket an indication of a rounded $1,725,000 or about $0.86 per square foot. The value estimate is of the "raw" ground only and assumes only that development plans are proceeding consistent with those outlined in the report.

                      [COMPARABLE SALES MAP APPEARS HERE]

                      [COMPARABLE SALES MAP APPEARS HERE]

CORRELATION AND CONCLUSION OF VALUE
-----------------------------------

The appraised property contains a variety of components suitable for residential, office/light industrial, or commercial development. Each of the components is at varying stages of the permitting and approval process.

The component which is closest to final approval status is the rear 65 plus or minus acres approved for 178 townhouse and 56 single family residential lots. Current approvals for this component mandate a relatively short time frame for development which requires that staged development of the property begin immediately.

Recent amendments to the zoning ordinance require that 10 percent of the approved lots obtain building permits within about 2 1/2 years. The most likely approach to meeting these deadlines is to proceed with approval and development of the planned east-west Route 301 Access Road across the property.

The value estimate of each component is based on its relationship to the staged development scenario outlined in the report.

The property consists of 5 components, each part of a phased development of the 277 +/- acre tract. The individual components and the effective date of the value estimate are listed in the summary below.

Component (1): Commercial Land                  $2,450,000     June 9, 1998
Component (2): Approved Lots                    $2,650,000     June 9, 1998
Component (3): High Density Residential         $  575,000     June 9, 1999
Component (4): Medium Density Residential       $4,500,000     June 9, 1999
Component (5): ElA -Office/Light Industrial     $1,725,000     June 9, 1997

The total aggregate value of these components including the prospective values of the first 4 components and current value estimate of the EIA component is $11,900,000. In order to estimate the current aggregate value "as is" of the sum of the components, it is necessary to discount the prospective value estimates to current value taking into consideration current annual cost of funds as well as risks and lack of liquidity. In addition, a deduction is required for the cost required for infrastructure necessary to support marketability.

The owners have contracted Greenhorne and O'Mara to perform necessary planning. The firm is well versed with the regulatory climate and approval process in the County offices, limiting the risk that plans might not proceed on schedule.

With short terms funds trading at ranges between 5 and 6 percent, a premium of between 4 and 5 percent is estimated to be adequate to adjust for risk and liquidity, and a discount rate of 10 percent is selected.

In estimating the costs required to support the marketability of the components, the cost estimates supplied by Greenhorne and O'Mara are used as the basis for the evaluation. The cost estimate documents have been supplied by the client and are dated November 25, 1996.

Since a variety of expenses including on site utility extension and off site road improvements are generally typical of the costs required of most projects, significant atypical costs are most relevant to the "as is" value calculations. For the subject these include construction of the Route 301 Access Road between Route 301 and the rear parcel approved for 234 lots and off site extension of sewer lines to the front and rear of the tract.

The base cost for the Access Road is reported to be $825,000. The base cost for offsite sewer extension, reported as the "WSSC Deficit" in the cost summary, is $252,470 for extension to the rear of the tract and $325,000 for extension to the front, for a total of $577,470. In the final calculations, Greenhorne and O'Mara officials add planning and engineering fees of between 10 and 1 2 percent, and contingency fees of 1 5 percent. For the purpose of this appraisal a rounded 25 percent adjustment is included in the calculations.

The sum of the base cost for road and off site sewer construction is a rounded $1,400,000. When an adjustment of 25 percent is added for contingencies and planning/engineering fees, the indicated cost is a rounded $1,750,000. It is estimated that these costs will be spread out over the first twO years of the project, therefore half of the cost, or $875,000 is deducted from each year.

In the table below, the current "as is" estimate of the aggregate value of the components is calculated:

Year 1, current Year, No Discount
     EIA component, Raw Ground:           $1,725,000
     50% Road and Off Site Sewer cost:     -$875,000
                                          ----------

                                                                   $ 850,000

Year 2, Discounted at 10%, I Year, Present Worth Factor: .90909

     Commercial Land:                     $2,450,000
     Approved Lots:                       $2,650,000
     50% Road and Off Site Sewer cost:     -$875,000
                                          ----------
                                          $4,225,000 x.90909       $3,840,905

Year 3, Discounted at 10%. 2 Years, Present Worth Factor: .826446

     High Density Residential               $575,000
     RM Acreage:                          $4,500,000
                                          ----------
                                          $5,075,000 x.826446      $4,194,213
                                                                   ----------
     Total "As Is" Aggregate Value of the Components:              $8,885,000(r)

The current "As Is" value estimate reflects both the risks and benefits of the current stages of the planning and development of the property. In contrast, the sum of the prospective value estimates of the components, before deducting for the time and costs required to support marketability, is a partial reflection of the potential future worth which may accrue to the property over time as each of the components is advanced through the planning and approval process, and the development trend is more clearly established.

The property is well positioned to benefit from ongoing development trends in the area. Both the location and timing of the project create an advantage over other potentially competing projects in the area. Nevertheless, several prerequisite steps must be taken to maintain this advantage so that it might enhance the potential future value.

The final estimate of the market value of the unencumbered fee simple interest in the land, "As Is", as of June 9, 1997, subject to cited limiting conditions, is:

           EIGHT MILLION EIGHT HUNDRED EIGHTY FIVE THOUSAND DOLLARS

                                 ($8,885,000)

This value estimate is based on the assumption that final approvals for the Route 301 Access Road and 234 lots will be obtained within approximately one year from the date of the report, and that development plans for the commercial and residential components will proceed consistent with the outline contained within this report.

CERTIFICATION
-------------

We certify that, to the best of our knowledge and belief:

*  the statements of fact contained in this report are true and correct.

* the reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are my personal, unbased professional analyses, opinions, and conclusions.

* we have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

* our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event.

* the reported analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Uniform Standards of Professional Appraisal Practice of the Appraisal Institute.

* we, Isabelle Gatewood and John D. Massey have made personal inspections of the property that is the subject of this report.

* no one provided significant professional assistance to the persons signing this report.

* the appraisal assignment was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.

* we certify that the use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

* as of the date of this report, Isabelle Gatewood has completed the requirements of the continuing education program of the Appraisal Institute.


Signed: /s/ Isabelle Gatewood                     Date: July 1, 1997
        -----------------------------------            ---------------
        Isabelle Gatewood, MAI
        Md. Certified General Appraiser #158

        /s/ John D. Massey                        Date: July 1, 1997
        -----------------------------------            ---------------
        John D. Massey, Associate Appraiser
        Md. Certified General Appraiser #4468